Exhibit 10.43

HOTEL PURCHASE AND SALE AGREEMENT

by and between

AHT RESIDENCE INN II LIMITED PARTNERSHIP

as Seller,

and

MRC I FUNDING CORPORATION

as Purchaser

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4.9	Tenant Estoppel Certificates		18

4.10	No Litigation		18

4.11	Violations		18

4.12	Absence of Changes		18

4.13	Condemnation		18

4.14	No Bulk Sales Notice Required		18

4.15	Termination of Management Agreement, Owner Agreement and Subordination Agreement		18

SECTION 5.	CONDITIONS TO SELLER’S OBLIGATION TO CLOSE		19

5.1	Representations and Warranties True		19

5.2	Purchaser’s Performance		19

SECTION 6.	REPRESENTATIONS AND WARRANTIES OF SELLER		19

6.1	Representation and Warranties of Seller		19

	(a)	Organization of Seller	19

	(b)	Authority of Seller	19

	(c)	No Conflict; Required Permits and Filings	20

	(d)	FF&E	20

	(e)	Contracts	20

	(f)	Leases	20

	(g)	Compliance with Laws	21

	(h)	FIRPTA	21

	(i)	Employees	21

	(j)	Tax Returns	21

	(k)	Real Estate Taxes	21

	(l)	Construction Contracts: Mechanics’ Liens	21

	(m)	Insurance	21

	(n)	Condemnation	21

	(o)	Litigation	22

	(p)	Environmental Matters	22

	(q)	No Unrecorded Liens, Covenants and Restrictions	22

	(r)	Use	22

	(s)	Bankruptcy	22

	(t)	Permits	22

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	(u) Changes to Representations and Warranties	23

	(v) Seller’s Representations Deemed Modified	23

	(w) OFAC	23

	(x) Survival	23

	(y) Disclosure	24

	(z) Notice of Breach; Seller’s Right To Cure	24

6.2	“AS-IS WHERE IS” CONDITION	24

SECTION 7.	REPRESENTATIONS AND WARRANTIES OF PURCHASER	24

7.1	Organization of Purchaser	24

7.2	Authority of Purchaser	25

7.3	No Conflict; Required Filings and Consents	25

7.4	Disclosure	25

SECTION 8.	INTERIM OPERATION OF THE HOTEL	25

8.1	Cooperation	25

8.2	Compliance with Laws and Permitted Exceptions	25

8.3	Operation and Maintenance of Hotel	26

8.4	Permits	26

8.5	Condemnation	26

8.6	Casualty	26

8.7	Contracts; Business Decisions	27

8.8	No Additional Exceptions to Title	27

8.9	Safety Deposit Boxes	27

8.10	Property of Guests and Lessees	27

SECTION 9.	ALLOCATIONS AND PRORATIONS; PURCHASE PRICE ADJUSTMENTS; CLOSING COSTS	27

9.1	Revenue and Expense Allocations and Prorations	27

9.2	Real Estate Taxes and Assessments	28

	(a) Proration of Taxes at Closing	28

	(b) Post-Closing Supplemental Taxes	29

	(c) Post-Closing Refunds of Taxes	29

	(d) Pending Tax Proceedings	29

9.3	Other Taxes and Items	29

9.4	Asset and Liability Allocations	30

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9.5	Reconciliation and Post-Closing Adjustments	31

9.6	Closing Costs	32

9.7	Survival	33

9.8	Accounting Methods	33

SECTION 10.	REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS	33

10.1	Purchaser’s Remedies for Pre-Closing Default	33

10.2	Seller’s Remedy for Pre-Closing Default	33

10.3	Survival of Purchaser’s Claims	34

10.4	Survival of Seller’s Claims	34

10.5	Limitations on Liability	34

10.6	Survival	35

SECTION 11.	INDEMNIFICATION	35

11.1	By Seller	35

11.2	By Purchaser	35

11.3	Holdback Escrow Agreement	36

SECTION 12.	MISCELLANEOUS	36

12.1	Drafts not an Offer to Enter into a Legally Binding Contract	36

12.2	Brokerage Commissions	36

12.3	Publicity	37

12.4	Notices	37

12.5	Waivers, Etc	39

12.6	Assignment; Successors and Assigns	39

12.7	Severability	39

12.8	Counterparts, Etc	40

12.9	Governing Law; Jurisdiction; Waiver of Jury Trial	40

12.10	Performance on Business Days	40

12.11	Attorneys’ Fees	40

12.12	Relationship	40

12.13	Section and Other Headings	40

12.14	Currency	40

12.15	Time of Essence	41

12.16	Incomplete Schedules	41

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LIST OF EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A	Legal Description of Real Property
Exhibit B	Form of Special Warranty Deed
Exhibit C	Form of Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property
Exhibit D	Form of Bill of Sale
Exhibit E	Form of Tenant Letter
Exhibit F	Form of Tenant Estoppel
Exhibit G	INTENTIONALLY OMITTED
Exhibit H	Form of Holdback Escrow Agreement
Exhibit I	Assignment Agreement
Exhibit J	Form of FIRPTA Certificate
Exhibit K-1	Form of Certificate as to Representations and Warranties (Seller)
Exhibit K-2	Form of Certificate as to Representations and Warranties (Purchaser)
Exhibit L	Title Commitment

Schedules:

Schedule 2.2(d)	Leases
Schedule 2.2(f)	Warranties
Schedule 2.2(i)	Marks
Schedule 6.1(d)	FF&E (leases and encumbrances)
Schedule 6.1(e)	Contracts
Schedule 6.1(g)	Notices of Violation
Schedule 6.1(o)	Litigation
Schedule 6.1(t)	Permits

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HOTEL PURCHASE AND SALE AGREEMENT

THIS HOTEL PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of September 27, 2006 (the “Effective Date”), by and between AHT RESIDENCE INN II Limited Partnership, a Virginia limited partnership (“Seller”), and MRC I Funding Corporation, a Delaware Corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller is the owner of the Residence Inn by Marriott Las Vegas –Convention Center located at 3225 Paradise Road Las Vegas, Nevada 89109, as more particularly described in Section 2.2 (the “Hotel”); and

WHEREAS, Purchaser desires to buy and Seller desires to sell the Hotel, on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

“Act of Bankruptcy” shall mean: (i) if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of or a substantial part of its property; (b) admit in writing its inability to pay its debts as they become due; (c) make a general assignment for the benefit of its creditors; (d) file a voluntary petition or commence a voluntary case or proceeding under any Applicable Bankruptcy Law; (e) be adjudicated a bankrupt or insolvent; (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under any Applicable Bankruptcy Law; or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or (ii) if the proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner; (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets; or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or (iii) an order (including an order for relief entered in an involuntary case under any Applicable Bankruptcy Law, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

“Actual Knowledge” shall have the meaning given such term in Section 6.1(v).

“Affiliate” shall mean any Person owned by, under common control with or controlled, directly or indirectly, by another Person. For the purposes of this Agreement, an “Affiliate” shall also mean and include a parent Entity, or the Person which controls (directly or indirectly) another Person.

“Affiliated Party Lease” shall mean the lease between Seller, as lessor, and AHM, as lessee.

“Agreement” shall mean this Hotel Purchase and Sale Agreement, together with all Exhibits and Schedules attached hereto, as it and they may be amended from time to time as herein provided.

“AHM” shall mean AHM Res II Limited Partnership, a Virginia limited partnership.

“Applicable Bankruptcy Law” shall mean Title 11 of the United States Code, 11 U.S.C.§§101, et seq. as amended and as now or hereafter in effect of the U.S. Bankruptcy Code (as now or hereafter in effect).

“Applicable Laws” shall mean any and all presently existing and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, requirements or ordinances of any Governmental Authority applicable to the Hotel, the Seller, the Manager, or the Purchaser, as the case may be.

“Assumed Liabilities” shall have the meaning given such term in Section 3.4(a).

“Available Due Diligence Materials” shall have the meaning given such term in Section 2.4.

“Bookings” means the contracts or reservations for the use of guest rooms, banquet facilities, restaurants, meeting rooms or other facilities within the Hotel, if any, that may be reserved for use by third parties.

“Books and Records” means all books, records, ledgers, files, information, data, inventory records, sales literature, catalogues, advertising and promotional materials, payroll and personnel records, and other written materials to the extent relating to the ownership or operation of the Hotel, including without limitation, (a) books and records relating to taxes (other than federal, state and local income and franchise taxes) which are payable in connection with the ownership or operation of the Hotel, including without limitation, accounting and tax records and information pertaining to events occurring in connection with the ownership or operation of the Hotel prior to the Closing Date, (b) surveys, grading plans, topographical maps, architectural and structural drawings and engineering, soils, seismic, geologic and architectural reports, studies and tests relating to the Hotel, and (c) books and records required to be retained by the Purchaser or its manager after the Closing Date pursuant to obligations imposed by Applicable Law.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized by law or executive action to close.

“Claims” shall have the meaning given such term in Section 10.3.

“Claim Notice” shall have the meaning given such term in Section 10.3.

“Closing” shall have the meaning given such term in Section 3.1.

“Closing Date” shall have the meaning given such term in Section 3.1.

“Code” shall mean Internal Revenue Code of 1986, as it may be amended from time to time.

“Condemnation Notice” shall have the meaning given such term in Section 8.5

“Contracts” shall mean, collectively, all written or oral equipment leases (including leases with respect to any items of FF&E that are not owned by Seller), building service agreements, agreements for advertising, billboards or similar matters or any other agreements relating to the ownership, development or operation of the Hotel (excluding purchase orders entered into in the ordinary course of business), which Contracts are listed on Schedule 6.1(e) attached hereto.

“Cut Off Time” shall have the meaning given such term in Section 9.1(a).

“Deposit” shall mean a cash payment in escrow to the Escrow Agent in the amount of $1,000,000.

“Due Diligence Materials” shall have the meaning given such term in Section 2.5.

“Due Diligence Materials Notice” shall have the meaning given such term in Section 2.4.

“Due Diligence Period” shall mean the period commencing on the Effective Date and ending at 5:00 p.m. eastern time on November 27, 2006.

“Effective Date” shall have the meaning set forth in the preamble.

“Entity” shall mean any corporation, general or limited partnership, limited liability company, partnership, stock company or association, joint venture, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

“Environmental Law” shall mean any federal, state or local law, ordinance, rule, regulation, requirement, guideline, code, resolution, order or decree (including consent decrees and administrative orders) in effect on the date of this Agreement which regulates the use, generation, handling, storage, treatment, transportation, decontamination, clean-up, removal, encapsulation, enclosure, abatement or disposal of any Hazardous Material, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section

9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Sections 2601, et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Hazardous Materials Transportation Act, 49 U.S.C, Section 1802, their state analogues, and any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material.

“Escrow Agent” shall mean First American Title Insurance Company or such other escrow agent as shall have been approved by Purchaser and Seller.

“Feasibility Notice” shall have the meaning given such term in Section 2.9.

“FF&E” shall have the meaning given such term in Section 2.2(c).

“FF&E Reserve Account” shall mean a reserve account with a bank or similar financial institution to cover costs of repairs, replacements, renewals, additions, routine expenditures, capital expenditures and any other similar expenditures necessary for the maintenance and operation of the Hotel.

“GAAP” means Generally Accepted Accounting Principles as adopted by the American Institute of Certified Public Accountants.

“Governmental Authority” shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

“Hazardous Materials” shall mean any flammable, explosive, radioactive or reactive materials, any asbestos (whether friable or non-friable), any pollutants, contaminants or other hazardous, dangerous or toxic chemicals, materials or substances, any petroleum products or substances or compounds containing petroleum products, including gasoline, diesel fuel and oil, any polychlorinated biphenyls or substances or compounds containing polychlorinated biphenyls, and any other material or substance defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic materials,” “contamination,” and/or “pollution” within the meaning of any Environmental Law.

“Holdback Escrow Agreement” shall have the meaning given such term in Section 11.3.

“Hotel” shall have the meaning as set forth in the preamble of this Agreement.

“Immaterial Taking” shall mean a taking of any portion of the land or Improvements constituting a portion of the Real Property that would cost less than One Million Dollars ($1,000,000) to rebuild the Improvements as nearly as possible to the same (but not less than) economic unit as it represented prior to the taking, and does not materially adversely affect access to the Improvements.

“Improvements” shall have the meaning given such term in Section 2.2(b).

“Intellectual Property” shall have the meaning given such term in Section 2.2(i).

“Inventories” shall mean “Inventories” as defined by GAAP such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; medical supplies; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

“Leases” shall have the meaning given such term in Section 2.2(d).

“Liquor License” shall have the meaning given such term in Section 4.7.

“Litigation” shall have the meaning given such term in Section 6.1(o).

“Lockout Expiration Date” shall have the meaning given such term in the Promissory Note.

“Management Agreement” shall mean the Amended and Restated Management Agreement, dated August 28, 2002 between Manager and Seller, as amended and as may be further amended by Seller and Manager after the Effective Date.

“Manager” shall mean Residence Inn by Marriott, Inc. a Delaware corporation.

“Marks” shall have the meaning given such term in Section 2.2(i).

“Marriott” shall mean Marriott International, Inc., a Delaware corporation.

“Marriott Residence Inn” shall mean Marriott Residence Inn II Limited Partnership, a Delaware limited partnership

“Material Contracts” shall have the meaning given such term in Section 6.1(e).

“Monetary Objections” shall have the meaning given such term in Section 2.10(b).

“Non-Performing Party” shall have the meaning given such term in Section 10.5.

“Owner Agreement” shall mean that certain Owner Agreement by and between Manager, AHM, and Marriott Residence Inn, dated as of August 28, 2002, as amended by that certain First Amendment to Owner Agreement by and between Marriott Residence Inn, AHM, Seller, AHT Carolina Limited Partnership, a Virginia limited partnership and Manager, dated as of November 10, 2004.

“Permits” shall have the meaning given such term in Section 6.1(t).

“Permitted Exceptions” shall mean: (a) the items set forth in Schedule B Section Two of the Title Commitment; (b) liens for taxes, assessments and governmental charges with respect to the Hotel not yet due and payable or due and payable but not yet delinquent; (c) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations; and (d) the Leases.

“Permitted Investment” shall mean any prime commercial paper, banker’s acceptances or certificates of deposit in a commercial bank approved by Purchaser, in each case having maturity of not more than 30 days (or, if earlier, five (5) days prior to the Closing Date), obligations of the United States Government having maturity of not more than 30 days (or, if earlier, five (5) days prior to the Closing Date), or one or more mutual funds which invest their assets primarily in investments of the type described above, or one or more interest-bearing accounts in a commercial bank approved by Purchaser.

“Person” shall mean any natural person or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Promissory Note” shall mean that certain Promissory Note in the original principal amount of $20,625,000 made by Seller to Wachovia on November 10, 2004.

“Purchase Price” shall mean Sixty-Five Million and no/100 Dollars ($65,000,000.00) which is the amount to be paid by Purchaser to Seller for the Hotel. The Purchase Price also shall be subject to adjustments, credits and prorations as provided in Section 9.

“Purchaser” shall have the meaning given such term in the preamble.

“Purchaser Knowledge Party” shall have the meaning given such term in Section 6.1(v).

“Real Property” shall have the meaning given such term in Section 2.2(a).

“Receivables” shall have the meaning given such term in Section 2.2(o).

“Representatives” shall mean an Entity’s respective officers, directors, partners, members, trustees, shareholders, controlling persons, employees, agents, advisors, attorneys, potential lenders, Affiliates or representatives.

“Retained Liabilities” shall have the meaning given such term in Section 3.4(b).

“Seller” shall have the meaning given such term in the preamble to this Agreement.

“Settlement Statement” has the meaning given such term in Section 9.1(a).

“Standard Exceptions” shall mean general exceptions for survey matters, unrecorded easements, mechanics’ liens, unrecorded liens for taxes and assessments and rights of parties in possession.

“Subordination Agreement” shall mean that certain Subordination, Non-Disturbance, Attornment and Recognition Agreement, dated as of November 10, 2004, by and among Wachovia Bank National Association, a national association, Seller, AHM and Manager

“Survey” shall have the meaning given such term in Section 2.10(a).

“Survival Date” shall have the meaning given such term in Section 10.3.

“Tax” shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, net equity, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

“Termination Notice” have the meaning given such term in Section 2.9.

“Title Commitment” shall have the meaning given such term in Section 2.10(a).

“Title Company” shall mean First American Title Insurance Company or such other title insurance company as shall have been approved by Purchaser and Seller.

“Title Notice” shall have the meaning given such term in Section 2.10(a).

“Title Objection Date” shall have the meaning given such term in Section 2.10(a).

“Title Policy” shall have the meaning given such term in Section 4.3.

“Transfer Taxes” have the meaning given such term in Section 9.6.

“Wachovia” shall mean Wachovia Bank, National Association.

SECTION 2. PURCHASE-SALE; DUE DILIGENCE.

2.1 Purchase-Sale. Purchaser hereby agrees to purchase from Seller and Seller hereby agrees to sell to Purchaser, the Hotel for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

2.2 The Hotel. The Hotel consists of the following:

(a) the real property described on Exhibit A attached hereto, together with all easements, rights of way, privileges, licenses and appurtenances which Seller may now own or hereafter acquire with respect thereto (the “Real Property”), together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road, or avenue, open or proposed, public or private, including vaults, if any and any strips and gores in front of or abutting or adjoining the Hotel;

(b) all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property, including, but not limited to, all kitchen and support facilities, meeting and conference rooms, swimming pool facilities, drainage system and facilities, air ventilation and filtering systems and facilities and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone, cable television and natural gas, if applicable (the “Improvements”);

(c) all of Seller’s right, title and interest in and to all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, works of art, furnishings and articles of tangible personal property of every kind and nature whatsoever owned or leased by Seller and located in or at the Hotel or used in connection with the ownership, operation or maintenance of the Real Property and the Improvements, including, but not limited to: (i) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Real Property and the Improvements, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto; (ii) all furniture, furnishings, movable walls or partitions, moveable machinery, moveable equipment, computers or trade fixtures or other personal property of any kind or description used in connection with the ownership, use, occupancy or operation of the Hotel, wherever located, and all modifications, replacements, alterations and additions to such personal property; (iii) all supply items included with “Hotel and Equipment” under GAAP including, but not limited to, linen, china, glassware, silver, uniforms and similar items, whether used in connection with public space or in resident rooms; (iv) any vehicles, whether leased or owned by Seller, and (v) all other tangible personal property used in connection with the operation, ownership, or maintenance of the Hotel (as such terms are customarily used and defined in the most broad and inclusive sense) (collectively, the “FF&E”);

(d) all real estate leases, license agreements, concessionaire agreements, franchises or other agreements and all modifications, renewals and amendments thereto and third party guarantees thereof, which are described on Schedule 2.2(d), or are entered into after the Effective Date in accordance with Section 8.7 entitling any Person to use or occupy space at the Hotel (the “Leases”) and all rental and security deposits (together with accrued interest thereon to the extent required by the Leases or Applicable Law), receivables, and other monetary items payable on account of the Leases. The term “Leases” as used in this Agreement shall specifically exclude (i) any occupancy by transient hotel guests and Bookings in the ordinary course of business, and (ii) the Affiliated Party Lease ;

(e) to the extent assignable, all of Seller’s rights under all Permits held by Seller;

(f) all of Seller’s rights under any and all unexpired assignable warranties and guaranties with respect to the Hotel and its assets, including, without limitation, those listed on Schedule 2.2(f) (collectively, the “Warranties”);

(g) all Contracts;

(h) all Inventories or portions thereof owned by Seller and located in or at, or used in connection with the ownership, operation or maintenance of, the Real Property and the Improvements;

(i) all of Seller’s right, title and interest, if any, in and to (i) all trademarks, service marks, logos and trade names used in connection with the Hotel, including without limitation the names and Marks listed on Schedule 2.2(i) hereto (collectively the “Marks”), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all trademarks or business or corporate names confusingly similar thereto in relation to any goods or services, and all applications, registrations, and renewals in connection therewith, (ii) all copyrightable works, all copyrights, and applications, registrations, and renewals in connection therewith, (iii) all trade secrets and business information relating to the Hotel (including ideas, research and development, know-how, formulas, compositions, marketing processes and techniques, technical data, designs, drawings, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (iv) all software used in connection with the ownership and operation of the Hotel (including data, passwords, source codes and related documentation), and (v) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, the “Intellectual Property”); and

(j) all Books and Records and Bookings;

(k) all of Seller’s rights in or to condemnation awards, insurance proceeds to the extent they are applicable to the Hotel;

(l) all of Seller’s rights to any choses in action, claims, causes or rights of action arising in connection with the Hotel;

(m) any and all of Seller’s goodwill and going concern value of the Hotel;

(n) all of Seller’s rights, title and interest in and to any and all development rights, entitlements, site or development plans and governmental or quasi-governmental approvals, licenses, permits, certificates and variances benefiting, owned or caused to be prepared by or on behalf of Seller for or in connection with any proposed new development on the Hotel or any part thereof or redevelopment of the Hotel or any part thereof;

(o) all accounts receivable and trade accounts due Seller in connection with the Hotel (the “Receivables”);

(p) the FF&E Reserve Account;.

(q) all cash on hands and on deposit in banks, cash equivalents and investment, except for deposits held by third parties for utilities and Contracts;

(r) all other assets, rights, and property pertaining to the ownership and operation of the Hotel, owned by Seller and located in or at, or used in connection with the ownership, operation or maintenance of, the Hotel.

2.3 Assignment of Contracts and Permits.

(a) Notwithstanding anything to the contrary herein, to the extent any of the Contracts pertain to real or personal property or hotel operations other than the Hotel, then any assignment, transfer or conveyance thereof shall be partial and shall serve to transfer and convey such Contracts only with respect to the Hotel.

(b) Seller shall, on or prior to the Closing Date, terminate (or cause to be terminated), without cost to Purchaser, each Contract (i) for which consent has not been obtained from the counterparty thereto if necessary for assignment from Seller to Purchaser on or prior to the Closing Date (to the extent consent is required), unless Purchaser nonetheless elects to take an assignment thereof; or (ii) that Purchaser has not expressly agreed to assume by written notice to Seller given on or prior to the expiration of the Due Diligence Period, and Seller shall pay all termination fees due in connection with such cancellation. At Closing, Seller shall deliver to Purchaser copies of all notices of termination sent by Seller with respect to any terminated Contracts.

2.4 Delivery of Due Diligence Documents. Seller, at its sole cost and expense, has made available and shall continue to make available to Purchaser not later than three (3) Business Days after the Effective Date, for inspection and review, true, correct, complete and legible copies of all Due Diligence Materials, to the extent such Due Diligence Materials are available, i.e., in Seller’s or Manager’s possession or obtainable by Seller with reasonable efforts (“Available Due Diligence Materials”). On or before the third (3rd) Business Day after the Effective Date, Seller shall also deliver to Purchaser a notice (the “Due Diligence Materials Notice”), (i) listing all Available Due Diligence Materials delivered, and (ii) if Seller is unable to deliver all Due Diligence Materials at that time, stating which Due Diligence Materials are not Available Due Diligence Materials and are, therefore, not being delivered to Purchaser. If any Due Diligence Materials are updated, Seller will also make promptly available to Purchaser such updated Due Diligence Materials during the term of this Agreement and shall notify Purchaser that such updated Due Diligence Materials are so available.

2.5 Description of Due Diligence Materials. The due diligence materials (the “Due Diligence Materials”) consist of the following items:

(a) The latest survey of the Real Property showing all improvements, rights of way, easements, dedications and similar matters.

(b) All site plans for the Hotel.

(c) All architectural, mechanical, electrical and structural plans, specifications and drawings relating to the improvements on the Hotel.

(d) All Licenses and all certificates of occupancy issued for the Hotel or any tenants at the Hotel.

(e) Certificates of insurance for all casualty, liability and other insurance policies currently in effect with respect to the Hotel.

(f) All assessments and bills for real estate and any other taxes affecting the Hotel, and for special assessments affecting the Real Property, for the preceding three (3) full tax years, together with a summary of any contested tax assessments affecting the Real Property during such three-year period and copies of any income and expense statements filed with any Governmental Authorities having jurisdiction for such three (3)-year period.

(g) All Leases, including all amendments and modifications thereto, all assignments thereof and subleases, if any, and any other agreements between Seller, or an Affiliate of Seller, and a tenant, or an Affiliate of a tenant.

(h) All Contracts.

(i) The most recent owner’s title insurance policy issued in connection with the Real Property and all amendments, endorsements and exhibits thereto, including copies of all easements, covenants, restrictions, rights of way or cross-easements and other similar agreements relating to, or which affect, the Real Property.

(j) A list of all outstanding judgments relating to the Hotel or the Seller, including suits for non-payment of rent or for the purpose of tenant eviction.

(k) All engineering, architectural, physical inspection, property condition assessment, maintenance, geological, traffic and environmental report, studies, notices and information related to the Real Property, including those relating to the presence (or absence) of Hazardous Materials.

(l) All zoning variances, permits, authorizations, approvals, development agreements, and any correspondence with any Governmental Authorities regarding the Hotel;

(m) All business and professional license/tax returns filed by Seller for the last two (2) fiscal years and copies of any correspondence from Governmental Authorities related to such returns, and a summary of any contested tax assessments.

(n) All warranties and guarantees related to the Hotel which are currently in effect.

(o) A list of proposed leases/renewals/expansions being negotiated by Seller, showing proposed effective/expiration dates, rental rates, expense stops, rent concessions or abatements, tenant improvements and expected completion dates, escalation provisions, common area maintenance charges, tax, insurance and maintenance charges to be reimbursed by the proposed tenant, and options to extend or expand to be granted to such proposed tenant.

(p) Payment history for each tenant for the twelve (12) months prior to the date of this Agreement.

(q) Balance sheets and income statements of Seller for calendar years 2004 and 2005, and for the period from January 1, 2006 through the most recent date as of which Seller’s financial statements are available. Audited financial statements shall be provided if they are available.

(r) Copies of the actual utility bills for all utilities serving the Hotel for the twelve (12) months prior to the date hereof.

(s) Any appraisals.

(t) A list of outstanding gift certificates or vouchers that can be redeemed at the Hotel after the Closing.

(u) Such other documents or data as Purchaser may reasonably request, to be delivered at a later date as mutually agreed.

2.6 Physical Inspection of Real Property. Seller agrees that Purchaser shall have the right, at its own risk, cost and expense, to enter upon the Real Property at any time or times prior to the Closing Date after reasonable advance notice, for purposes of interviewing tenants and conducting such surveys and environmental and engineering tests, including inspections, investigations and studies, as Purchaser deems necessary or desirable to evaluate the Hotel. In addition, Purchaser may conduct such architectural, engineering, environmental, economic and other studies of the Real Property as Purchaser may deem desirable; provided, however, that (i) Purchaser shall provide Seller at least forty-eight (48) hours’ notice in advance of its entry upon the Real Property for purposes other than visual inspections; and (ii) Purchaser may not conduct invasive testing of the Property without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No advance notice shall be required for visual inspections. Purchaser’s access to the Real Property shall be subject to the rights of tenants under their Leases. Purchaser shall use commercially reasonable efforts to minimize disruption to any tenants in conducting its inspections, tests and studies. Purchaser shall indemnify and hold harmless Seller from and against (i) all physical damage to the Real Property caused by its tests and investigations and (ii) all loss, liability or damage suffered or incurred by Seller arising out of or resulting from injury or death to individuals or damage to property sustained on the Real Property and caused by the tests and investigations conducted by, or at the direction of, Purchaser. Purchaser’s obligations to indemnify Seller pursuant to this Section shall survive the termination of this Agreement. Seller shall reasonably cooperate with Purchaser with respect to Purchaser’s due diligence activities and shall allow Purchaser and its employees, agents, consultants, accountants, attorneys and advisors full and complete access to all information relating to the Property.

2.7 Inspection of Books and Records. Between the Effective Date and the Closing Date, Purchaser shall have the right to inspect all Books and Records and other documents in the possession or control of Seller and its agents which pertain to the construction, ownership, use, operation, occupancy, maintenance, operation or leasing of the Hotel. Seller shall allow such inspections to be conducted during normal business hours upon at least twenty-four (24) hour advance notice to Seller and shall make the Books and Records available to Purchaser at the Real Property or at Seller’s (or Seller’s agent’s) office.

2.8 Extension of Due Diligence Period. If Seller fails to deliver all Available Due Diligence Materials to Purchaser (or fails to deliver the Due Diligence Materials Notice) by the expiration of three (3) Business Days after the Effective Date, the Due Diligence Period shall be extended, at the sole option of the Purchaser, on a day-for-day basis by the number of calendar days elapsing between the end of such three (3)-Business Day period and the earliest day on which all Available Due Diligence Materials (or a notice that certain Due Diligence Materials are not Available Due Diligence Materials) have been delivered to Purchaser.

2.9 Termination. This Agreement shall automatically terminate at the end of the Due Diligence Period unless, on or before the last day of the Due Diligence Period Purchaser gives Seller written notification (the “Feasibility Notice”) that Purchaser elects to consummate the purchase of the Hotel in accordance with the terms of this Agreement. Purchaser shall also have the right to terminate this Agreement by notice given to Seller at any time before the end of the Due Diligence Period (the “Termination Notice”). Purchaser shall have the absolute right, in its sole and absolute discretion, to determine whether to give the Termination Notice or the Feasibility Notice. If the Feasibility Notice is not timely given or if Termination Notice is given, Purchaser or Seller, or both, shall so notify the Escrow Agent, the Escrow Agent shall promptly return the Deposit to Purchaser, and, except as otherwise provided in this Section, no party shall have any further liability to any other party under this Agreement.

2.10 Title Matters.

(a) Attached hereto as Exhibit L is a title insurance commitment (the “Title Commitment” issued by the Title Company to Purchaser pursuant to which the Title Company has agreed to issue to Purchaser at Closing a title insurance policy in the amount of the Purchase Price (the “Title Policy”). Purchaser has also received a copy of an ALTA/ACSM Land Title Survey of the Real Property dated July 10, 2006 and prepared by Poggemeyer Design Group to which reference is made in the Title Commitment. Seller agrees that on or prior to the Closing Date Seller shall comply with the provisions of paragraphs E, H, K and R of Schedule B Section One of the Title Commitment.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated, at its sole cost and expense, to cure or satisfy all Monetary Objections at or prior to Closing, and Seller may use the proceeds of the Purchase Price at Closing for such purpose. For purposes of this Agreement, the term “Monetary Objections” means: (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Hotel, (b) mechanics’, materialman’s or similar lien, (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Hotel which are delinquent, (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Hotel is located, (e) the claim of lien in the amount of $84,654.90 filed by the County of Clark, Nevada, with respect to transfer taxes in connection with the transfer of the Real Property to Seller by the previous owner, and (f) any monetary liens or encumbrances other than those described in the foregoing items (a) through (e), voluntarily created or suffered by Seller affecting title to the Hotel. Notwithstanding the foregoing, Seller shall not be obligated to cure or satisfy all Monetary Objections set forth in clauses (b), (d) and (f) in excess of $300,000 in the aggregate. For the avoidance of doubt, the foregoing $300,000 cap shall not operate to make any monetary lien or encumbrance set forth in clauses (b), (d) and (f) a Permitted Exception; if any such monetary lien or encumbrance would be a Monetary Objection but for the fact that the aggregate liquidated amount of some or all other monetary liens or encumbrances affecting title to the Hotel (other than those described in clause (a), (c) and (e) above, which shall be Monetary Objections regardless of their individual or aggregate liquidated amounts) is equal to or greater than $300,000, such monetary lien or encumbrance shall become a Permitted Exception only if it is disclosed in the Title Commitment and Purchaser fails to object to it in the Title Notice on or before the Title Objection Date, as provided in subsection (a) above.

2.11 Environmental Reports. During the Due Diligence Period, Purchaser may obtain, at Purchaser’s sole cost and expense, a Phase I environmental report with respect to the Hotel and, upon prior notice to Seller and approval by Seller, which approval shall not be unreasonably withheld or delayed, a Phase II environmental report with respect to the Hotel.

SECTION 3. CLOSING; DEPOSIT.

3.1 Closing. Seller has informed Purchaser that the Lockout Expiration Date is currently March 30, 2007. The purchase and sale of the Hotel and the other transactions contemplated hereby (the “Closing”) shall be consummated on March 31, 2007; provided, however, that Seller and Purchaser shall each use commercially reasonable efforts to consummate the Closing on an earlier date. As part of such cooperation, Seller shall use commercially reasonable efforts to obtain a waiver from Wachovia or an amendment to the Promissory Note (and to any other applicable agreements) enabling Seller to close prior to March 31, 2007 without violating Seller’s representations and warranties contained below in Section 6.1(c)(i). If the Closing can be consummated earlier than March 31, 2007, the parties shall agree on an earlier closing date and shall incorporate such agreement by written amendment to this Agreement. The “Closing Date” is the date on which the Closing actually occurs. The Closing shall be held at the offices of Arent Fox PLLC, 1050 Connecticut Avenue, NW, Washington, DC 20036 or at such other location as Seller and Purchaser may agree.

3.2 Purchase Price.

(a) At Closing, Purchaser shall pay to or for the account of Seller the Purchase Price, subject to adjustments, credits and prorations as provided in Section 9.

(b) Not later than five (5) Business Days prior to the Closing Date, the parties shall agree on an allocation of the Purchase Price among the Real Property, the Improvements, and the other assets which constitute the Hotel. Such allocation shall be binding on Purchaser and Seller for all purposes including the reporting of gain or loss and determination of basis for income tax purposes, and each of the parties hereto agrees that it or they will file a statement setting forth such allocation with its or their federal income tax returns and will also file such further information or take such further actions as may be necessary to comply with any applicable Treasury Regulations.

3.3 Deposit. Purchaser shall deposit as earnest money in escrow the Deposit in the form of a good check payable to the order of, or a wire transfer of federal funds to, the Escrow Agent, on or before the later of (i) 5:00 p.m. on the first Business Day after the Effective Date; or (ii) 5:00 p.m. on the first Business Day after the date on which Seller has delivered an executed counterpart of this Agreement to Purchaser in accordance with Section 12.4. The Deposit shall be held in Permitted Investments. All interest on the Deposit shall be deemed a part of the Deposit. If the purchase and sale of the Hotel as contemplated hereunder is consummated, then the Deposit (including the interest accrued on the Deposit) shall be paid to Seller at the Closing and credited against the Purchase Price. Any taxes due on such interest income shall be the sole responsibility of the party receiving such interest. Each of Purchaser and Seller will provide the Title Company a form W-9 for the reporting of any such interest income. The provisions of this Section 3.3 shall survive any termination of this Agreement.

3.4 Assumption of Liabilities; Retained Liabilities.

(a) Purchaser shall assume at Closing all obligations arising from and after the Cut Off Time from any Contracts or Permits which Purchaser has elected to assume at Closing (“Assumed Liabilities”).

(b) Subject to the terms of Section 10.4, Purchaser shall have no liability or obligation for the following (“Retained Liabilities”): (i) federal, state and local income, franchise, sales, payroll or other taxes (except for (x) real estate taxes, water and sewer charges, vault charges and assessments which shall be prorated as of the Cut Off Time with each party paying its respective share as provided herein and (y) sales and use taxes applicable to the sale of the FF&E, if any, except to the extent the payment thereof is Seller’s obligation pursuant to Section 9 below) of Seller or for which Seller is liable, including any interest and/or penalties thereon; (ii) any workers compensation claims arising prior to Closing and any other litigation described in Schedule 6.1(o), and (iii) and all obligations arising from any Contracts or Permits or other agreements or documents which the Purchaser has not expressly agreed in writing to assume at Closing.

3.5 Seller’s Closing Documents. On the Closing Date, Seller shall deliver (or cause to be delivered) to Purchaser the following:

(a) A Special Warranty Deed, duly executed by Seller, conveying to Purchaser good and marketable title to the Hotel, subject only to the Permitted Exceptions, substantially in the form of Exhibit B attached hereto;

(b) An Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property duly executed by Seller and Purchaser substantially in the form of Exhibit C attached hereto;

(c) A Bill of Sale duly executed by Seller and Purchaser substantially in the form of Exhibit D attached hereto;

(d) An Assignment Agreement duly executed by Seller and Purchaser in the form of Exhibit I with respect to the Marks.

(e) A letter in the form of Exhibit E signed by Seller, advising the tenants under the Leases of the change in ownership of the Hotel;

(f) A certification as to Seller’s non-foreign status in the form attached hereto as Exhibit J, signed by Seller;

(g) Certified copies of all organizational documents, authorizing resolutions, certificates of incumbency, and good standing certificates with respect to Seller;

(h) A certificate of a duly authorized officer of Seller confirming the continued truth and accuracy of its representations and warranties in this Agreement;

(i) An owner’s affidavit executed by Seller, addressed to the Title Company with respect to the absence of claims which would give rise to mechanics’ liens, the absence of parties in possession of the Hotel other than tenants under the Leases and the absence of unrecorded easements granted by Seller and any other matters reasonably requested by the Title Company to be included in such affidavit, in the form required by the Title Company to eliminate the exceptions for those matters from Purchaser’s title insurance policy;

(j) A duly-executed counterpart of the Settlement Statement, in a form that has been mutually approved by Seller and Purchaser;

(k) A Holdback Escrow Agreement duly executed by Seller, Purchaser and the Escrow Agent in the form of Exhibit H.

(l) An original (or, if an original is not available to Seller, a copy) of fully-executed counterpart of each Lease and Contract then in effect which is assumed by Purchaser;

(m) All keys to the Hotel and the FF&E, which are in Seller’s possession, including any space plans relating to Leases of space in the Hotel prepared by Seller or on its behalf;

(n) A schedule updating and recertifying the information set forth in Schedule 2.2(d) as of the Closing Date and setting forth all past due and uncollected rent owed by tenants, all prepayments of rent and all security deposits, if any, held by Seller, its managing agent or any other Person under all Leases;

(o) All existing Books and Records, papers and agreements, bookkeeping and accounting records and tax returns for the Hotel, which are in Seller’s or Manager’s possession;

(p) A certificate as to representations and warranties in the form attached hereto as Exhibit K-1; and

(q) Such other documents, certificates and instruments as may be reasonably required to consummate the transaction contemplated hereby.

3.6 Purchaser Closing Documents. On the Closing Date, Purchaser shall deliver to Seller the following:

(a) Duly executed and acknowledged counterparts of the documents described in Subsections 3.5(b), (c), (d), (j) and (k);

(b) A certificate as to representations and warranties in the form attached hereto as Exhibit K-2;

(c) Certified copies of applicable resolutions, certificates of good standing, and certificates of incumbency with respect to Purchaser; and

(d) Such other documents, certificates and instruments as may be reasonably required to consummate the transaction contemplated hereby.

SECTION 4. CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE.

The obligation of Purchaser to acquire the Hotel on the Closing Date shall be subject to the satisfaction or written waiver of the following conditions precedent on and as of the Closing Date:

4.1 Representations and Warranties of Seller True. The representations and warranties of Seller set forth in Section 6.1 shall be true, correct and complete in all material respects (without duplication as to the materiality qualifications contained therein) on and as of the Closing Date.

4.2 Seller’s Performance. Seller shall have performed in all material respects all covenants and agreements, and delivered all documents, required by this Agreement to be performed or delivered by it on or before the Closing Date.

4.3 Title to Real Property. On the Closing Date, (a) Seller’s title to the Real Property shall be marketable and free and clear of all mortgages, liens, encumbrances, easements, Leases, conditions and other matters affecting title, recorded or unrecorded, including without limitation all Monetary Obligations, other than the Permitted Exceptions; and (b) subject to the payment of the applicable premium, Purchaser shall receive the Title Policy from the Title Company (or the Title Company shall be unconditionally obligated to issue to Purchaser the Title Policy) with the endorsements included in the Title Commitment and subject only to the matters set forth in Schedule B of Section Two of the Title Commitment. (but any exception in the Title Policy for taxes for new construction shall only be for taxes payable after the Closing).

4.4 Title to Other Property. Seller shall own good and marketable title to all assets included in the Hotel (excluding FF&E that is subject to a Lease, if any) that are not insured by the Title Policy, free and clear of liens, claims and encumbrances (other than the Permitted Exceptions), including, without limitation, all Monetary Objections.

4.5 Delivery of Closing Documents. Seller shall have executed and delivered the agreements, notices and other documents required to be executed and delivered by Seller pursuant to Section 3.5.

4.6 Consents. All consents and approvals required to be obtained for the transfer and sale of all or any portion of the Hotel shall have been obtained and executed copies of such consents shall have been delivered to the Purchaser.

4.7 Permits. Seller shall have assigned to Purchaser (or its designee) or Purchaser (its designee) shall have obtained for itself, at Purchaser’s cost, all Permits necessary for the operation of the Hotel. Specifically, but without limiting the generality of the provisions of this Section 4.7, Purchaser shall have completed the transfer of all existing liquor licenses necessary to permit Purchaser to operate the Hotel (collectively the “Liquor Licenses”). Seller shall assist the Purchaser in satisfying this condition precedent by signing any and all transfer applications that are required by the appropriate Governmental Authorities. Further, Seller agrees reasonably to cooperate with Purchaser in Purchaser’s efforts to obtain approval of the transfer of the Liquor Licenses and, where necessary, agrees, for a period of forty-five (45) days after Closing, to permit the use of the Seller’s name in connection therewith. Seller agrees promptly and fully to complete, execute and deliver such instrument or instruments as the Purchaser or any of the governmental or quasi governmental authorities having jurisdiction over the Liquor Licenses may reasonably request in reference to any application whether in the name of Seller, Purchaser or Manager, Seller hereby consenting to all such applications including, without limitation, such action as is reasonably necessary or appropriate to accomplish any or all of the foregoing; provided, however, that the transfer of such Permit shall not be effective until the Closing Date. Purchaser agrees to pay any and all transfer fees charged by any applicable licensing authorities, and all advertising fees and other governmental charges in connection with the transfer of the Liquor Licenses.

4.8 No Bankruptcy. No Act of Bankruptcy on the part of Seller or Manager shall have occurred.

4.9 Tenant Estoppel Certificates. No later than five (5) days prior to the Closing Date, Purchaser shall have received, from each tenant described on Schedule 2.2(d), an estoppel certificate addressed to Purchaser and any other Person designated by Purchaser, dated not more than fifteen (15) days prior to the Closing Date, substantially in the form of the tenant estoppel certificate attached as Exhibit F, and such estoppel certificate shall be consistent with the information with respect to such tenant contained on the Schedule 2.2(d) in all material respects.

4.10 No Litigation. On the Closing Date, (i) there shall be no Litigation except as set forth on the Schedule 6.1(o), and (ii) no action or proceeding shall have been instituted or threatened before any court or other tribunal against Seller, or which relates to the Hotel.

4.11 Violations. At the Closing, all of the existing notices of violation that are reflected on Schedule 6.1(g), together with any other notices of violation against Seller, Manager or the Hotel that are issued between the Effective Date and the Closing Date, if any, shall have been satisfied by Seller at its sole cost and expense and/or rescinded in writing by the applicable Governmental Authorities, all to Purchaser’s reasonable satisfaction.

4.12 Absence of Changes. Between the Effective Date and the Closing Date (as it may be adjourned pursuant to this Agreement), no material adverse change shall have occurred with respect to the Hotel or its financial prospects.

4.13 Condemnation. On the Closing Date, no part of the Real Property shall be about to be acquired, or shall previously have been acquired, by authority of any Governmental Authority in the exercise of its power of eminent domain or by private purchase in lieu thereof, nor on the Closing Date shall there be any threat or imminence of any such acquisition or purchase.

4.14 No Bulk Sales Notice Required. No bulk sale notices are required to be filed or published under Applicable Laws in connection with the transactions contemplated in this Agreement, which have not been timely filed or published.

4.15 Termination of Management Agreement, Owner Agreement and Subordination Agreement. Seller shall have complied with the requirements for termination of the Management Agreement pursuant to the express terms of the Management Agreement, the Owner Agreement and the Subordination Agreement, and Seller shall have delivered terminations of the Management Agreement, the Owner Agreement and the Subordination Agreement, each of which shall be executed by Seller and by Manager and Owner, as applicable, to be effective as of the

Closing Date. Neither Seller nor its lessee shall be obligated to reserve or escrow any amounts post-closing in connection with the Management Agreement unless expressly identified in the Management Agreement.

SECTION 5. CONDITIONS TO SELLER’S OBLIGATION TO CLOSE.

The obligation of Seller to convey and transfer to Purchaser the Hotel on the Closing Date is subject to the satisfaction or written waiver of the following conditions precedent on and as of the Closing Date:

5.1 Representations and Warranties True. The representations and warranties made by Purchaser pursuant to Section 7 shall be true and correct in all material respects (without duplication as to materiality qualifications contained therein) on the Effective Date and shall be true and correct in all material respects (without duplication as to materiality qualifications contained therein) on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

5.2 Purchaser’s Performance. Purchaser shall have performed all covenants, agreements and delivered all documents, required by this Agreement to be performed or delivered by it on or before the Closing Date.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLER.

6.1 Representation and Warranties of Seller. To induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows:

(a) Organization of Seller. Seller is a company duly organized, validly existing and in good standing under the laws of Virginia, has all power and capacity to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

(b) Authority of Seller. Seller has all power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict; Required Permits and Filings.

(i) The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, (A) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Seller, (B) conflict with or violate any Applicable Laws, or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by or to which Seller or any of Seller’s properties are bound or subject.

(ii) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby do not require Seller to obtain any Permit from, or to make any filing with or notification to, any Governmental Authority. Seller holds all material Permits necessary for the current use, occupancy and operation of the Hotel.

(d) FF&E. Except as set forth on Schedule 6.1(d), Seller has good and marketable fee simple title to all of the FF&E, free and clear of liens, claims and encumbrances (other than the Permitted Exceptions), each lease with respect to an item of FF&E not owned by Seller (which lease is included on Schedule 6.1(d) is in full force and effect, and no default by Seller or, to Seller’s knowledge, by any other party thereto, exists or will exist after the giving of notice and/or the passage of time.

(e) Contracts. Seller has performed in all material respects all of its obligations under each Contract which obligates Seller to pay in excess of $10,000 in any fiscal year (“Material Contracts”) and no fact or circumstance has occurred, which by itself or with the passage of time or the giving of notice or both would constitute a default by Seller under any such Material Contract. All other parties to such Material Contracts have performed all of their obligations thereunder in all material respects and are not in default thereunder.

(f) Leases. Except as set forth in the documents listed on Schedule 2.2(d), there are no Leases, and no Person other than Seller and, to the extent provided in the Management Agreement, Manager, has the right to occupy any portion of the Hotel pursuant to any written or oral agreement, other than transient guests staying at the Hotel and Persons party to Bookings entered into in the ordinary course of business. The copies of the Leases heretofore delivered to Purchaser by Seller are true, complete and correct copies thereof and have not been otherwise amended, modified or supplemented. The Leases are valid and in full force and effect and no party is in material default thereunder and no event has occurred or has failed to occur which, with the passage of time, or the giving of notice, or both, would constitute a default under any of the said Leases. Seller has made no commitment to any tenant to provide any benefits, services, facilities, or amenities, or to perform repairs or renovation not specified in the Leases. No brokerage commission or other similar compensation with respect to the Leases is now due or hereafter shall become due and payable to any Person with respect to or on account of any Leases or any exercised or unexercised Lease extensions, renewals, expansions or rights of first refusal. Except as set forth in Schedule 2.2(d), no tenant has terminated its lease and no tenant is subject to any insolvency or bankruptcy proceeding. All work which Seller has agreed to perform under the terms of the Leases will be performed are fully paid for by Seller prior to Closing. Seller shall not execute any lease with any tenants with respect to any vacant space at the Hotel except in accordance with the provisions of Section 8.7.

(g) Compliance with Laws. To Seller’s knowledge, except as set forth on Schedule 6.1(g), Seller has not received written notice from any Governmental Authority (i) that the current condition, occupancy or use of the Hotel violates, or will require correction under, any Applicable Law, (ii) revoking, canceling, suspending or denying renewal of any Permit or Liquor License or threatening such action if existing violations are not cured or (iii) of any pending or threatened investigations by any Governmental Authority relating to a violation or suspected violation of any Law in connection with the current condition, occupancy or use of the Hotel (excluding notices of routine, periodic inspections).

(h) FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code, and Seller shall certify its taxpayer identification number at Closing.

(i) Employees. Seller has no employees.

(j) Tax Returns. All privilege, gross receipts, excise, sales and use, personal property and franchise taxes with respect to the Hotel resulting from its operations prior to the Closing will be paid by Seller or Manager as and when due and payable, and all tax returns for such taxes shall be prepared and duly filed by Seller or Manager prior to the Closing Date, or will be prepared and duly filed by Seller or Manager prior to the due date (including extensions thereof) under Applicable Law.

(k) Real Estate Taxes. There are no tax abatements or exemptions affecting the Hotel, and Seller has not received notice of any, and to Seller’s knowledge there is no (i) proposed increase in the assessed valuation of the Hotel, (ii) pending or threatened special assessments affecting the Hotel or (iii) contemplated improvements affecting the Hotel that may result in special assessments affecting the Hotel.

(l) Construction Contracts: Mechanics’ Liens. At the Closing, there will be no outstanding Contracts made by Seller for the construction or repair of any Improvements relating to the Hotel which have not been fully paid for or provision for the payment of which has not been made by Seller or Manager and Seller or Manager shall discharge and have released of record or bonded all mechanics’ or materialmen’s liens (whether or not perfected), if any, arising from any labor or materials furnished to, or affecting, the Hotel prior to the Closing.

(m) Insurance. Seller has received no written notice from any insurance carrier of defects or inadequacies in the Hotel which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor. During the period of Seller’s ownership thereof, the Hotel has been continuously covered by physical damage and liability insurance, and throughout the term of this Agreement, Seller will continue to maintain, or cause to be maintained, such insurance as is in place on the Effective Date.

(n) Condemnation. Seller has not received from a Governmental Authority notice of any, and to Seller’s knowledge there is no, pending or contemplated condemnation proceedings affecting the Real Property, or any part thereof.

(o) Litigation. Schedule 6.1(o) contains a complete and correct list of all investigations, actions, suits, proceedings or claims pending or, to Seller’s knowledge, threatened against or affecting Seller or the Hotel, at law or in equity or before or by any Governmental Authorities (collectively, “Litigation”), and sets forth, with respect to each such Litigation, the parties to such Litigation, the amount claimed as damages (or other remedies sought) and the status of such Litigation as of the date hereof. Except as set forth on Schedule 6.1(o), there is no Litigation.

(p) Environmental Matters.

(i) To Seller’s knowledge: During the period of Seller’s ownership of the Property there has been no release of any Hazardous Materials on, in or under the Real Property or the Improvements in violation of applicable Environmental Laws. No part of the Real Property is used or has been used during the period of Seller’s ownership, and to Seller’s knowledge no part of the Real Property has been used prior to Seller’s ownership, for the use, storage, treatment, production, manufacture, generation, transportation, release or disposal of Hazardous Materials. Seller has not received any complaint, order, summons, citation, notice of violation, directive letter or other communication from any Governmental Authority or other Person with regard to any Environmental Law.

(ii) There are no claims pending or, to Seller’s knowledge, threatened, and to Seller’s knowledge there is no basis for any such claim, against Seller or the Real Property, or any portion thereof, by any Governmental Authority or other Person relating to any Hazardous Material or pursuant to any Environmental Law, whether for enforcement, clean-up, removal, remediation, assertion of liability, cost recovery, compensation, contribution, recovery of damages, injunction or other equitable relief or otherwise.

(iii) To Seller’s knowledge, there are no underground storage tanks located on the Real Property. Seller has not removed, or caused to be removed, any underground storage tanks from the Real Property and, to Seller’s knowledge, no underground storage tanks were removed from the Real Property before Seller acquired title to the Real Property.

(q) No Unrecorded Liens, Covenants and Restrictions. To Seller’s knowledge, (i) no person has a right to encumber the Hotel, or any part thereof, except for such liens or security interests as will be discharged on or prior to the Closing Date, and (ii) there are no unrecorded covenants or restrictions appertaining to or affecting the Hotel that will be binding on the Purchaser or the Hotel after Closing.

(r) Use. To Seller’s knowledge, there is no judicial or administrative action, or any action by adjacent landowners, that has not been disclosed in writing to Purchaser that would prevent, limit, impede or render more costly the present or any future use of the Hotel.

(s) Bankruptcy. There is no Act of Bankruptcy on the part of Seller or Manager.

(t) Permits. Seller has received no notice from any Governmental Authority that Seller is in violation of any of the permits and licenses (including without limitation liquor and tobacco licenses and certificates of occupancy), authorizations, registrations and other governmental consents (collectively, the “Permits”) that has been issued to Seller, Seller’s manager or otherwise relating to the Hotel, or that any additional Permit is necessary in order to operate the Hotel in accordance with Applicable Laws. A true and correct copy of each of the Permits in Seller’s possession has been delivered to Purchaser or will be delivered pursuant to Section 2.4. Schedule 6.1(t) is a true and correct list of all Permits in Seller’s possession.

(u) Changes to Representations and Warranties. Seller shall give prompt notice of any event or occurrence of which it obtains knowledge that causes any of the representations or warranties in this Agreement to become untrue or misleading in any material respect, and Seller shall advise Purchaser of any amendments to any of the items comprising Due Diligence Materials of which Seller becomes aware (unless the same are caused by or are participated in by Purchaser) after the Effective Date and prior to the Closing.

(v) Seller’s Representations Deemed Modified. To the extent that any Purchaser Knowledge Party currently has or hereafter obtains, prior to the date that is three (3) business days prior to the expiration of the Due Diligence Period, Actual Knowledge that any of Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect the Actual Knowledge of such Purchaser Knowledge Party. For purposes hereof (i) “Purchaser Knowledge Party” shall mean Dawn Booth, Timothy Sheldon, Timothy Sponsler and the Hotel’s general manager; and (ii) “Actual Knowledge” shall not include constructive knowledge and shall not imply or require that any investigation or inquiry has been or must be conducted, Seller hereby acknowledging that “Actual Knowledge” means only current, actual knowledge and no knowledge of any person other than a Purchaser Knowledge Party shall be imputed to any Purchaser Knowledge Party. If Purchaser terminates this Agreement prior to the expiration of the Due Diligence Period as a result of a material modification to one or more of Seller’s representations and warranties pursuant to this Section 6.1(v), Purchaser shall be entitled to recover its out-of-pocket costs from Seller as provided in Section 10.1(a)(i) to the same extent as if such representation(s) or warranty(ies) had been modified pursuant to this Section 6.1(v) after the expiration of the Due Diligence Period.

(w) OFAC. (a) Neither Seller, nor any of Seller’s owners, officers, directors or employees, is named as a “Specially Designated National and Blocked Person” as designated by the United States Department of the Treasury’s Office of Foreign Assets Control or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (b) Seller is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States embargo; (c) Seller is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a “Specially Designated National and Blocked Person”, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (d) Seller is not engaged in the transaction contemplated hereby, directly or indirectly on behalf of, or facilitating the transaction contemplated hereby directly or indirectly on behalf of, any such person, group, entity or nation.

(x) Survival. The representations and warranties made by Seller in this Section 6.1, and any other representations and warranties of Seller in this Agreement or any of the other documents delivered by Seller at Closing shall survive for one (1) year after Closing and shall not merge into any of the documents delivered at Closing.

(y) Disclosure. To Seller’s knowledge, no representation or warranty by the Seller in this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

(z) Notice of Breach; Seller’s Right To Cure. If after expiration of the Due Diligence Period but prior to the Close of Escrow, Seller obtains actual knowledge that any of the representations and warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, then Seller shall give Purchaser written notice thereof (a “Breach Notice”) within five (5) days of obtaining such knowledge (but in any event prior to the Closing). In such case, Seller shall have the right, but not the obligation, to cure such misrepresentation or breach, and if Seller elects to cure such misrepresentation or breach Seller shall deliver written notice (a “Cure Notice”) to Purchaser of such election, whereupon the Closing Date shall be extended for thirty (30) days. If Seller is unable to cure such breach or misrepresentation to Purchaser’s satisfaction, if Seller elects not to cure such misrepresentation or breach, or if a Cure Notice is not delivered by Seller to Purchaser (in accordance with Section 12.4) within five (5) days after receipt by Seller or Purchaser (as the case may be) of the applicable Breach Notice, then Purchaser shall have the remedies set forth in Section 10.1.

6.2 “AS-IS WHERE IS” CONDITION.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE HOTEL, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER OR THING REGARDING THE HOTEL, AND ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE HOTEL “AS IS, WHERE IS, WITH ALL FAULTS”.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

To induce Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

7.1 Organization of Purchaser. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, has all power and capacity to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

7.2 Authority of Purchaser. Purchaser has all power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Purchaser, (ii) conflict with or violate any Applicable Laws, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by or to which Purchaser or any of Purchaser’s properties are bound or subject.

(b) The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby do not require Purchaser to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Authority or any other third party.

7.4 Disclosure. To Purchaser’s knowledge, no representation or warranty by Purchaser in this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

SECTION 8. INTERIM OPERATION OF THE HOTEL.

Seller hereby covenants with Purchaser that at all times from the Effective Date to the Closing Date:

8.1 Cooperation. Seller and Purchaser each agrees to reasonably cooperate with the other in all reasonable respects and to provide such information as is necessary to ensure a smooth and orderly transition of operation of the Hotel.

8.2 Compliance with Laws and Permitted Exceptions. Seller shall comply in all material respects with (i) all Applicable Laws affecting the Hotel, (ii) all Leases and Contracts and shall continue to make all payments due thereunder (whether or not Purchaser shall assume the same), (iii) all terms, covenants and conditions of instruments of record affecting the Hotel.

8.3 Operation and Maintenance of Hotel. Seller shall continue to operate and maintain the Hotel consistent with Seller’s operation and maintenance practices in existence on and prior to the Effective Date. At Closing, the Hotel shall have substantially the same levels of consumables, operating supplies, and other Inventory and FF&E as in existence on the Effective Date.

8.4 Permits. Seller shall maintain in full force and effect all Permits relating exclusively to the ownership, occupancy or operation of the Hotel and timely apply for renewals of all such Permits that will expire between the Effective Date and the Closing.

8.5 Condemnation. In the event of any proceedings, judicial, administrative or otherwise, which relate to a taking or proposed taking of any portion of the Real Property by eminent domain, Seller shall promptly notify Purchaser of the same (the “Condemnation Notice”). If the Real Property is subject to an Immaterial Taking, Seller shall so notify Purchaser pursuant to the Condemnation Notice, and this Agreement will remain in full force and effect. If such condemnation is not an Immaterial Taking, Purchaser may elect within ten (10) Business Days of its receipt of the Condemnation Notice (and the Closing Date shall, if necessary, be extended to give Purchaser the benefit of the entire ten (10) Business Day period), either (i) to terminate this Agreement and receive the Deposit, or (ii) to consummate the transactions contemplated hereby, notwithstanding such condemnation, without any abatement or reduction in the Purchase Price on account thereof. If Purchaser elects to proceed in accordance with clause (ii) above, or in the event of an Immaterial Taking, Purchaser shall have the right to appear and defend at such condemnation proceedings and Seller shall pay Purchaser any award in connection with such taking received by Seller and shall assign to Purchaser, without recourse, any right Seller may have to receive such award; provided that (A) Seller shall not consent to any taking or agree to any condemnation award without the prior written consent of Purchaser; (B) prior to Closing, Seller shall provide Purchaser with an opportunity to participate with Seller in any negotiations relating to a taking affecting any portion of the Hotel or any condemnation award to be made in connection therewith; and (C) Seller shall reasonably cooperate with Purchaser after Closing in prosecuting any claim for a condemnation award arising prior to Closing. The provisions of this Section 8.5 shall survive Closing. Purchaser shall make any such election by written notice to Seller given on or prior to the fifth (5th) Business Day after Purchaser’s receipt of the Condemnation Notice. Failure of Purchaser to give such notice within the time prescribed by the preceding sentence shall be deemed an election by Purchaser to proceed in accordance with clause (ii) above.

8.6 Casualty. If (i) any portion of the Hotel is damaged by fire or casualty after the date of this Agreement and is not repaired and restored substantially to its original condition prior to Closing and (ii) the estimated cost of repairs is One Million Dollars ($1,000,000) or less, Purchaser shall be required to purchase the Hotel in accordance with the terms of this Agreement and, at Closing, Seller shall assign to Purchaser all insurance claims and proceeds with respect thereto and shall pay or credit to Purchaser the amount of any deductible and any uninsured loss with respect to such casualty. If the estimated cost of repairing such damage is more than One Million Dollars ($1,000,000), Purchaser may, at its sole option: (i) terminate this Agreement, in which case the Escrow Agent shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement; or (ii) elect to proceed with the Closing, in which case Seller shall assign to Purchaser all insurance claims and proceeds with respect to such damage and shall pay or credit to Purchaser the amount of any deductible and any uninsured loss with respect to such casualty. If a casualty to any part of the Hotel has occurred and Purchaser is required or elects to complete the purchase of the Hotel, Seller shall reasonably cooperate with Purchaser in prosecuting all insurance claims assigned to Purchaser at Closing. For purposes of this Section 8.6, an architect selected by Purchaser and approved in writing by Seller (such approval not to be unreasonably withheld, delayed or conditioned), shall determine the estimated cost to repair damage caused by fire or other casualty.

8.7 Contracts; Business Decisions. Seller will not waive, release or assign any rights or claims under, fail to take a required action under, permit the lapse of or default under, or modify, extend, renew, terminate or amend any Contract or enter into any new Contract without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, other than in the ordinary course of the Hotel’s business (and provided that any Contract that is entered into or renewed, extended, modified or amended after the Effective Date may be terminated with no penalty by providing no more than 30 days prior notice). Business decisions regarding any matter relating to the period after the Closing Date (e.g., rates for advance reservations) shall be subject to the written approval of Purchaser in its sole discretion, so long as such approval or disapproval is delivered to Seller within five (5) Business Days after Seller’s written request therefor.

8.8 No Additional Exceptions to Title. Seller shall not encumber the Hotel with any additional title matter after the Effective Date, including any monetary encumbrances (e.g., mechanics’ liens).

8.9 Safety Deposit Boxes. For a period of seven (7) days prior to Closing, Seller shall use reasonable commercial efforts not to permit guests to make any deposits into the Hotel’s safety deposit boxes.

8.10 Property of Guests and Lessees. All baggage, parcels, or other property of guests of the Hotel, if any, checked or left in the care of Seller shall be listed in an inventory to be reviewed and signed by representatives of Seller and Purchaser on the Closing Date. All such baggage or other property of Hotel guests, if any, retained at the Closing Date as security for unpaid accounts receivable shall be left at the Hotel for a period not exceeding 30 days after the Closing Date, within which time such baggage or other property shall be removed or otherwise disposed of by Seller.

SECTION 9. ALLOCATIONS AND PRORATIONS; PURCHASE PRICE ADJUSTMENTS; CLOSING COSTS.

9.1 Revenue and Expense Allocations and Prorations.

(a) All revenues and expenses with respect to the Hotel shall be allocated between Seller and Purchaser as provided herein, effective as 12:01 a.m. (Nevada Time) on the date of the Closing (the “Cut Off Time”), determined in accordance with sound accounting principles, consistently applied. Except as otherwise expressly provided for in this Agreement,

Seller shall be entitled to all revenue and shall be responsible for all expenses of the Hotel for the period of time up to but not including the Cut Off Time, and Purchaser shall be entitled to all revenue and be responsible for all expenses of the Hotel for the period of time from, after and including the Cut Off Time. Net credits in favor of Purchaser shall be deducted from the balance of the Purchase Price at the Closing and net credits in favor of Seller shall be added to the Purchase Price to be paid by Purchaser to Seller at the Closing. Seller and Purchaser shall each execute and deliver to Escrow Agent at Closing a settlement statement (the “Settlement Statement”) reflecting the adjustments, prorations and closing costs set forth in this Section 9 and elsewhere in this Agreement.

(b) At Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at face value: (i) all petty cash funds in the hands of Seller in connection with the guest operations at the Hotel; and (ii) the so-called “guest ledger” for the Hotel of guest accounts receivable payable by guests with valid charge card authorizations on file as of the check-out time for the Hotel on the Closing Date (based on guests and customers using the Hotel) both (A) in occupancy from the preceding night through check-out time the morning of the Closing Date; and (B) previously in occupancy prior to check-out time on the Closing Date. For purposes of this Agreement, transfer or sale at face value shall have the following meanings: (X) for petty cash an amount equal to the total of all petty cash funds on hand; and (Y) for the guest ledger, the total of all such accounts receivable or paid as shown on the records of the Hotel, less actual collection costs (i.e., fees retained by credit card companies, banks or other collection companies), less accounting charges for rooms furnished on a gratuity or complementary basis to any Hotel staff or as an accommodation to other parties, less travel agents’ commissions and third party commissions or fees and less Purchaser’s pro rata share (50%) of rents, room revenues and all other revenues of any kind for the twenty-four (24) hour period from check-out time on the calendar day immediately preceding the Closing Date through and including check-out time on the Closing Date. The purchase price of said petty cash fund and guest ledger, as determined above, and the amount of the accounts receivable shall be paid to Seller at the Closing by a credit to Seller on the closing statement in the computation of the adjustments and prorations on the Closing Date. Seller shall deliver to Purchaser or provide Purchaser a credit against the Purchase Price in an amount equal to all guest reservation deposits and gift certificates and vouchers held by the Hotel for guests arriving after check-out time for the Hotel on the Closing Date or thereafter, a list of which shall be provided to Purchaser within twenty-four (24) hours prior to the Closing Date.

9.2 Real Estate Taxes and Assessments.

(a) Proration of Taxes at Closing. All non-delinquent real estate taxes assessed against the Real Property shall be prorated between Seller and Purchaser on an accrual basis, based upon the actual current tax bill. If the most recent tax bill received by Seller before the Closing Date is not the actual current tax bill, then Seller and Purchaser shall initially prorate the real estate taxes at the Closing by applying 110% of the tax rate indicated on the most recent tax bill received by Seller to the latest assessed valuation, and shall reprorate the real estate taxes retroactively during reconciliation under Section 9.5. All real estate taxes accruing before the Closing Date shall be the obligation of Seller and all real estate taxes accruing on and after the Closing Date shall be the obligation of Purchaser. Any delinquent real estate taxes assessed against the Real Property shall be paid (together with any interest and penalties) by Seller at the Closing.

(b) Post-Closing Supplemental Taxes. If, after the Closing Date, any additional or supplemental real estate taxes are assessed against the Real Property by reason of back assessments, corrections of previous tax bills or other events occurring before the Closing Date, Seller and Purchaser shall reprorate the real estate taxes during reconciliation under Section 9.5 to provide the appropriate credit to Purchaser.

(c) Post-Closing Refunds of Taxes. Any refunds of real estate taxes made after the Closing shall be held by Purchaser (and, if received by Seller, shall be delivered immediately to Purchaser to be held in accordance with this Section) and shall first be applied to the unreimbursed costs incurred in obtaining the refund, then paid to any tenants who are entitled to the same and the balance, if any, shall be paid to Seller (for the period prior to the Closing Date) and to Purchaser (for the period commencing on and after the Closing Date).

(d) Pending Tax Proceedings. If any proceeding to determine the assessed value of the Real Property or the real estate taxes payable with respect to the Real Property has been commenced before the date of this Agreement and shall be continuing as of the Closing Date, Purchaser shall be entitled to control the prosecution of such proceeding or proceedings to completion and to settle or compromise any claim therein. Seller agrees to cooperate with Purchaser and to execute any and all documents reasonably requested by Purchaser in furtherance of the foregoing.

9.3 Other Taxes and Items. The following items shall be allocated at Closing in accordance with Section 9.1:

(i) General property Taxes (state, county, municipal, school and fire district) for the then current tax fiscal year based upon the latest available tax bills or assessment information. Such proration shall be calculated based upon the actual number of days in the tax year, with Seller being responsible for that portion of such tax year occurring prior to the Closing Date and Purchaser being responsible for that portion of such tax year occurring from and after the Closing Date.

(ii) Special Taxes, assessments or water and sewer capacity charges, if any, assessed or becoming a Monetary Objection prior to the Closing Date.

(iii) Occupancy Taxes (other than occupancy Taxes on the night during which the Cut Off Time occurs) for the period of time prior to the Closing Date.

(iv) Fuel, electricity, water, sewer, gas, electric, telephone and other utility charges and assigned deposits, Purchaser agreeing to assume all liability for such utility payments (when the actual charge cannot be ascertained by a utility meter reading on the Closing Date).

9.4 Asset and Liability Allocations.

(a) Seller shall receive a credit at the Closing for the following to the extent transferred to Purchaser at the Closing:

(i) The balance of any reserve accounts, including the FF&E Reserve Account as of the Cut Off Date;

(ii) Petty cash funds and house banks on hand at the Hotel, including any working capital, as of the Cut Off Time;

(iii) Receivables as of the Cut Off Time;

(iv) The guest ledger balance as of the Cut Off Time;

(v) Unexpired portions of prepaid expenses for all Contracts which will remain in effect after the Cut Off Time, if any;

(vi) Prepaid amounts of Taxes and assessments (including Hotel occupancy Taxes, water and sewer rents, rates and charges, vault charges and municipal permit fees) allocable to the period following the Cut Off Time; prepaid amounts of city, county and state permit and license fees (if transferable) allocable to the period following the Cut Off Time and any deposits in connection with any such permits and licenses;

(vii) Security deposits paid to outside vendors and suppliers to the Hotel before the Cut Off Time (provided such security deposits remain on deposit for the benefit of Purchaser);

(viii) Uncollected rents due from leases, subleases and other occupancy agreements allocable to the period before the Cut Off Time;

(ix) Unopened stocks of food and beverage Inventories, open liquor (including liquor in automated dispensing systems) (subject to any state or local law restricting the transfer of an open container of alcoholic beverages), and any stocks of food opened in the normal course of business for a large event (e.g. opened cans or bottles, opened cases or bags of produce, etc.), priced at cost, it being agreed that Seller shall transfer to Purchaser, without any additional amounts owing, any opened stocks (e.g., opened cans or bottles, open cases or bags of produce, etc.) of food and beverage Inventories (excluding open liquor) other than those opened for large events;

(x) Any other Inventories, including gift shop merchandise (except if it has a brand relating to the Hotel or Hotel operator); and

(xi) Without duplication of any of the foregoing items, any other items which constitute “current assets” in accordance with GAAP.

(b) Purchaser shall receive credit at the Closing for the following:

(i) Accounts payable as of the Cut Off Time;

(ii) Guests’ advance deposits received by the Hotel for room reservations and contracts for catering and/or group sales agreements, for dates occurring after the Cut Off Time;

(iii) Security deposits received by Seller for any Leases and other occupancy agreements which will remain in effect after the Cut Off Time;

(iv) The prorated portion of any advance rents allocable to the period after the Closing Date and received by the Hotel from any Leases and other occupancy agreements which will remain in effect after the Closing;

(v) Any unpaid utility charges (including, but not limited to, telephone, electric power, steam, heat, gas, cable TV, water and sewer and any other utility charges) prorated for the period prior to the Closing Date when the actual charge cannot be ascertained by a utility meter reading on the Closing Date;

(vi) Without duplication of any of the foregoing items, any other items which constitute “current liabilities” in accordance with GAAP; and

(vii) Any outstanding hotel certificates or vouchers permitting the holder to receive complimentary Hotel stays after the Closing Date or if Purchaser would be obligated to pay for any travel expenses for such certificate holder after the Closing Date.

(c) To the extent Seller has established a tax and insurance escrow for the Hotel, said reserve account shall be transferred to Seller at the Closing and is not included in the Purchase Price.

(d) At the Closing, the Purchase Price will be increased by the amount of any net credit to Seller or decreased by the amount of any net credit to Purchaser, as the case may be.

9.5 Reconciliation and Post-Closing Adjustments.

(i) Except as otherwise provided herein, any revenue or expense amount that cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimate of such amount, and shall be the subject of a final proration within [ninety (90) days] after the Closing, or as soon thereafter as a precise amount can be ascertained. Purchaser shall promptly notify Seller when it becomes aware that any such actual amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare a final proration statement which shall be subject to Seller’s approval. Upon Seller’s acceptance and approval of any such final proration statement, such statement shall be conclusively deemed to be accurate and final and Seller and Purchaser shall each make any further adjustments required by such final proration statement. Seller shall be entitled to an accounting from Purchaser with respect to any such revenue and expense amount, which is subject to allocation between Purchaser and Seller. In the event the parties are unable to agree on the final proration statement, upon application by any such party, a certified public accountant reasonably acceptable to the parties shall determine any such adjustments which have not been agreed to between the parties. The charges of such accountant shall be borne equally by the parties.

(ii) Any revenue received or expenses incurred by Seller with respect to the Hotel after the Cut Off Time shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due.

9.6 Closing Costs.

(a) Seller shall be responsible for the following costs: (i) the fees and expenses of counsel of Seller; (ii) any other costs and expenses incurred by Seller or its Affiliates in connection with this transaction; (iii) Fifty percent (50%) of the escrow fees charged by Escrow Agent in connection with the Closing; (iv) Fifty percent (50%) of the Transfer Taxes incurred on the Closing Date; and (v) the cost of the Title Policy, excluding any endorsements required by Purchaser other than endorsements necessary to delete the Standard Exceptions. As used herein, the term “Transfer Taxes” shall mean any transfer, sales, use, recordation, state and documentary stamps to be affixed to the instrument(s) of conveyance of the Hotel, or other similar Taxes, impositions, expenses or fees incurred in connection with the Closing, and/or the recordation or filing of any documents or instruments in connection therewith or the sale, transfer or conveyance of the Hotel from Seller to Purchaser.

(b) Purchaser shall be responsible for one hundred percent (100%) of the following costs: (i) the cost of any environmental reports prepared for Purchaser in connection with the purchase and sale of the Hotel; (ii) appraisals prepared in connection with the purchase and sale of the Hotel; (iii) the fees and expenses of counsel of Purchaser; (iv) any third-party market assessment reports relating to the Hotel; (v) the out-of-pocket costs of the audits of all financial information and operations relating to the Hotel; (vi) any third-party land-use, architectural and engineering inspection reports relating to the Hotel; (vii) any third-party audited special purpose financing statements for the Hotel; (viii) the cost of any survey prepared in connection with the purchase and sale of the Hotel; (ix) the cost of any endorsements to the Title Policy (other than endorsements required to delete the Standard Exceptions) required by Purchaser; (x) Fifty percent (50%) of the Transfer Taxes incurred on the Closing Date; (xi) Fifty percent (50%) of the escrow fees charged by Escrow Agent in connection with the Closing; and (xi) any other costs and expenses incurred by Purchaser or its Affiliates in connection with this transaction.

(c) Seller shall be solely responsible for any Taxes due in respect of the Seller’s income, net worth or capital, if any, and any privilege, sales and occupancy Taxes, due or owing to any Governmental Authority in connection with the operation of the Hotel for any period of time prior to the Closing, and Purchaser shall be solely responsible for all such Taxes for any period from and after the Closing.

(d) Seller shall be solely responsible for any income Taxes arising as a result of the sale and transfer of the Hotel by Seller to Purchaser.

(e) Any escrow charges or other expenses payable on the Closing Date to the Title Company conducting the Closing shall be split 50/50 between Seller and Purchaser.

(f) Each of Seller and Purchaser shall be responsible for the fees and expenses of its and its Affiliates’ outside counsel, its accountants, and/or other professional fees, in connection with this transaction.

9.7 Survival. The obligations of the parties under this Section 9 shall survive the Closing.

9.8 Accounting Methods. Except as otherwise expressly provided herein, all prorations shall be made on the basis of the actual number of days in the year and month in which the Closing occurs or in the period of computation. Except as otherwise expressly provided herein, (a) all accounting terms shall be interpreted, (b) all accounting determinations shall be made, (c) all apportionments and adjustments shall be made, and (d) the closing statement shall be prepared, on an accrual basis in accordance with generally accepted accounting principles and in accordance with the accounting system used by Manager under the Management Agreement.

SECTION 10. REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS.

10.1 Purchaser’s Remedies for Pre-Closing Default.

(a) If Seller shall have made any representation or warranty in Section 6.1 with respect to the Hotel which shall be untrue in any material respect when made or updated as provided in Section 6.1(v), or if Seller shall fail to perform when it is obligated to so any of the material covenants and agreements contained herein with respect to the Hotel or Closing of the transactions contemplated herein does not occur as provided in this Agreement by reason of default by Seller, then Purchaser’s sole remedy shall be (i) to terminate this Agreement by written notice to Seller and this Agreement shall be of no further force and effect, except with respect to provisions hereof which by their express terms survive a termination of this Agreement, in which event Escrow Agent shall promptly return the Deposit to Purchaser and pursue Seller for actual out-of-pocket damages (not to exceed $ 450,000) suffered or incurred by Purchaser as a result of the default by Seller, (ii) to consummate the transactions contemplated hereby, notwithstanding such default, without any abatement or reduction in the Purchase Price on account thereof, or (iii) compel specific performance of this Agreement.

10.2 Seller’s Remedy for Pre-Closing Default.

(a) If Purchaser shall have made any representation or warranty in Section 7 which shall be untrue in any material respect when made or updated as herein provided, or if Purchaser shall fail to perform when it is obligated to do so any of the material covenants and agreements contained herein, then Seller’s sole remedy shall be (i) to terminate this Agreement and this Agreement shall be of no further force and effect, in which event Escrow Agent shall promptly disburse to Seller the Deposit; or (ii) to consummate the transactions contemplated hereby, notwithstanding such default, without any abatement or reduction in the Purchase Price on account thereof. PURCHASER AND SELLER AGREE THAT THE DEPOSIT CONSTITUTES A FAIR AND REASONABLE AMOUNT TO BE RECEIVED BY SELLER AS AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT UNDER THIS AGREEMENT, AS WELL AS A FAIR, REASONABLE AND CUSTOMARY AMOUNT TO BE PAID AS LIQUIDATED DAMAGES TO SELLER IN AN ARM’S

LENGTH TRANSACTION OF THE TYPE CONTEMPLATED BY THIS AGREEMENT UPON A DEFAULT BY THE PURCHASER THEREUNDER; AND RECEIPT BY SELLER OF THE DEPOSIT UPON PURCHASER’S DEFAULT HEREUNDER SHALL NOT CONSTITUTE A PENALTY OR A FORFEITURE.

10.3 Survival of Purchaser’s Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties, covenants and indemnities of Seller contained herein or in any Closing Document shall survive only until the date that is one (1) year after the Closing Date (the “Survival Date”). Any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs including without limitation attorneys’ and experts’ fees and costs of investigation and remediation costs (collectively “Claims”) that Purchaser may have any time against Seller for breach of any such representation, warranty, covenant or indemnity, whether known or unknown, with respect to which a notice of a Claim (a “Claim Notice”) has not been delivered to Seller on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Purchaser may have at any time against Seller for a breach of any such representation or warranty, or its covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to Seller on or prior to the Survival Date may be the subject of subsequent litigation brought by Purchaser against Seller.

10.4 Survival of Seller’s Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties, covenants and indemnities of Purchaser contained herein or in any Purchaser Closing Document shall survive only until the Survival Date. Any Claim that Seller may have at any time against Purchaser for breach of any such representation, warranty, covenant, or indemnity, whether known or unknown, with respect to which a Claim Notice has not been delivered to Purchaser on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Seller may have at any time against Purchaser for a breach of any such representation or warranty, covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to Purchaser on or prior to the Survival Date may be the subject of subsequent litigation brought by Seller against Purchaser.

10.5 Limitations on Liability.

(a) The parties hereto confirm and agree that in each instance herein where a party or its Affiliates is entitled to payment or reimbursement for damages, costs or expenses pursuant to the terms and conditions of this Agreement, any payment or reimbursement made to such party shall be conclusively deemed to be for the account of both such party and its Affiliates, it being acknowledged and agreed that a payment or reimbursement made to such party for damages, costs or expenses shall be sufficient to satisfy all claims for payment or reimbursement of such party and its Affiliates. The parties further confirm and agree that no party hereto (a “Non-Performing Party”) will be deemed to be in default hereunder or be liable for any breach of its representations and warranties under this Agreement if its failure to perform an obligation hereunder is based solely on the non-performance of the other party to this Agreement or where all conditions precedent to the obligation of such Non-Performing Party to consummate the Closing under Sections 4 or 5, as applicable, have not been fulfilled.

(b) To the maximum extent permitted by Applicable Law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.

10.6 Survival. The provisions of this of this Section 10 shall survive the Closing hereunder and any termination of this Agreement.

SECTION 11. INDEMNIFICATION

11.1 By Seller. Subject to the provisions of Section 10.5, if Closing occurs, Seller agrees to indemnify, hold harmless and defend Purchaser from and against:

(a) all debts, liabilities and obligations arising from business done, transactions entered into or other events occurring before the Closing Date with respect to the ownership, management, operation, maintenance and repair of the Hotel, other than (i) the debts, liabilities and obligations which are being adjusted between Seller and Purchaser pursuant to this Agreement and (ii) any debts, liabilities and obligations which the Manager is obligated to pay under the Management Agreement without reimbursement from Seller ;

(b) any loss, liability or damage suffered or incurred by Purchaser arising out of or resulting from injury or death to individuals or damage to property sustained on the Real Property before the Closing and caused by the willful or negligent act or omission (where applicable law imposes a duty to act) of Seller;

(c) any loss, liability or damage suffered or incurred by Purchaser because any representation or warranty made by Seller in this Agreement, or in any document furnished to Purchaser in connection with the Closing, is false or misleading in any material respect;

(d) any loss, liability or damage suffered or incurred by Purchaser because of the non-fulfillment of any covenant or agreement on the part of Seller under this Agreement; and

(e) all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.

11.2 By Purchaser. Subject to the provisions of Section 10.5, if Closing occurs, Purchaser agrees to indemnify, hold harmless and defend Seller from and against:

(a) all debts, liabilities and obligations arising from business done, transactions entered into or other events occurring on and after the Closing with respect to the ownership, management, operation, maintenance and repair of the Hotel, other than the debts, liabilities and obligations which are being adjusted between Seller and Purchaser pursuant to this Agreement;

(b) any loss, liability or damage suffered or incurred by Seller arising out of or resulting from injury or death to individuals or damage to property sustained on the Real Property on or after the Closing and caused by the willful or negligent act or omission (where applicable law imposes a duty to act) of Purchaser;

(c) any loss, liability or damage suffered or incurred by Seller because any representation or warranty made by Purchaser in this Agreement, or in any document furnished to Seller in connection with the Closing, shall be false or misleading in any material respect;

(d) any loss, liability or damage suffered or incurred by Seller because of the non-fulfillment of any covenant or agreement on the part of Purchaser under this Agreement; and

(e) all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.

11.3 Holdback Escrow Agreement. Subject to the time limitations set forth in Section 10.3, and in order to ensure that Purchaser will have available means to obtain reimbursement from Seller for any indemnification claims arising out of the provisions of this Article XI, or otherwise to satisfy any post-closing liabilities of Seller to Purchaser pursuant to this Agreement, Seller shall deposit with the Escrow Agent at Closing, from the sale proceeds, Five Hundred Thousand Dollars ($500,000), which amount shall be held by the Escrow Agent in escrow in accordance with the terms of a Holdback Escrow Agreement (the “Holdback Escrow Agreement”), the form and substance attached as Exhibit H.

SECTION 12. MISCELLANEOUS.

12.1 Drafts not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Hotel. The parties shall be legally bound with respect to the purchase and sale of the Hotel pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and Seller and Purchaser have fully executed and delivered to each other a counterpart of this Agreement.

12.2 Brokerage Commissions. Each of the parties hereto represents to the other party that it has not dealt with any broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. Seller shall indemnify and hold harmless Purchaser, and its successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Seller. Purchaser shall indemnify and hold harmless Seller and its successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with Purchaser. Nothing contained in this Section shall be deemed to create any rights in any third party. The provisions of this Section 12.2 shall survive the Closing hereunder and any termination of this Agreement.

12.3 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, Purchaser or any of their Affiliates or to receive legal, accounting and/or tax advice; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use reasonable efforts to give notice to the other party as soon as such party learns that it must make such disclosure. Notwithstanding the foregoing, if such information is required to be disclosed to any Governmental Authority, the disclosing party may disclose such information without the consent of the other party and shall promptly give written notice to the other party of such information which was disclosed.

12.4 Notices.

(a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing addressed to the recipient of the notice at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others) and the same shall be delivered either (i) in hand, (ii) by mail, postage prepaid and registered or certified with return receipt requested, (iii) by Federal Express or similar expedited commercial carrier, with all freight charges prepaid, or (iv) by facsimile transmission or email with a hard copy to follow by Federal Express or similar expedited commercial carrier. If a notice or other communication is sent to a party by facsimile transmission or email, then copies of such notice under Section 12.4(c) shall also be sent by the same delivery method to the copy recipients.

(b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt or upon the date of receipt of refusal. Notices or other communications (i) given by mail will be presumed received on the fifth Business Day after they are mailed, (ii) given by Federal Express or similar expedited commercial carrier will be presumed received on the next Business Day after they are sent, (iii) given by facsimile transmission will be presumed received at the time indicated in the recipient’s automatic acknowledgment, and (iv) given by email will be presumed received on the day the email is sent. Whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c) All such notices shall be addressed,

if to Seller, to:

AHT RESIDENCE INN II Limited Partnership 814 East Main Street Richmond, Virginia 23219 Attn: Justin Knight Phone: 804-344-8121 Fax: 804-344-8129

with a copy to:

Apple Hospitality Two, Inc. 814 East Main Street Richmond, Virginia 23219 Attn: Legal Dept. Phone: 804-727-6338 Fax: 804-727-6349

If to Purchaser, to:

MRC I Funding Corporation c/o Marriott International, Inc. 10400 Fernwood Road, Dept. 52/924.04 Bethesda, Maryland 20817 Attn: Timothy Grisius Phone: (301) 380-6254 Fax: (301) 380-5471

with a copy to:

Marriott International Inc. 10400 Fernwood Road, Dept. 52/923.28 Bethesda, Maryland 20817 Attn: Dawn R. Booth, Esq. Phone: (301) 380- 2773 Fax: (301) 380- 6727

with a copy to:

Arent Fox PLLC 1050 Connecticut Avenue, NW Washington, DC 20036-5339 Attn: Kimberly A. Wachen, Esq. Phone: (202) 775-5749 Fax: (202) 857-6395

If to Title Company, to:

First American Title Insurance Company 1801 K Street, NW, Suite K-200 Washington, DC 20006 Attn: Brian A. Lobuts, Vice President Phone: (202) 530-1804 Fax: (202) 530-1435

(d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

12.5 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

12.6 Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other party, provided that Purchaser may assign this Agreement and all of its rights and obligations hereunder without the consent of the Seller to any Person so long as, effective as of the date of such assignment, Marriott assumes and agrees to be bound by the obligations of Purchaser under this Agreement until the Closing. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

12.7 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

12.8 Counterparts, Etc. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

12.9 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEVADA.

(b) EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE HOTEL, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

12.10 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

12.11 Attorneys’ Fees. If any lawsuit or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

12.12 Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that (except as and to the extent specifically provided for herein) no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and purchaser and landlord and prospective tenant, as the case may be.

12.13 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.14 Currency. All amounts payable pursuant to this Agreement shall be paid in the lawful currency of the United States of America.

12.15 Time of Essence. The parties to this Agreement agree that time is of the essence with respect to obligations of the parties to this Agreement set forth in this Agreement of which time is an element.

12.16 Incomplete Schedules. Purchaser and Seller acknowledge that the following schedules are not yet complete and will be completed after the Effective Date: Schedule 2.2(d), Schedule 2.2(f), Schedule 2.2(i), Schedule 6.1(d), Schedule 6.1(e), Schedule 6.1(g), Schedule 6.1(o) and Schedule 6.1(t). Seller shall use its best efforts to complete the foregoing schedules within five Business Days after the Effective Date, but in any event Seller shall complete the foregoing schedules no later than the tenth (10th) Business Day prior to the expiration of the Due Diligence Period. Seller and Purchaser shall incorporate any schedules not completed as of the Effective Date into this Agreement by written amendment to be executed and delivered by each party to the other on or before the Closing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Hotel Purchase and Sale Agreement to be executed as a sealed instrument as of the Effective Date.

SELLER:

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

	By:	/s/ Glade M. Knight
	Name:	Glade M. Knight
	Title:	Chairman and CEO

Date Executed: September 27, 2006

[Signatures Continue on Following Page]

S-1

PURCHASER:

MRC I FUNDING CORPORATION, a Delaware corporation

By:	/s/ M. Lester Pulse, Jr.
Name:	M. Lester Pulse, Jr.
Title:	Vice President

Date Executed: September 27, 2006

S-2

Exhibit A

Legal Description of Real Property

PARCEL I:

A PARCEL OF LAND SITUATED IN THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 9 AND A PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 10, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING LOT 2 AND A PORTION OF LOT 1 OF PARCEL MAP IN FILE 51 OF PARCEL MAPS, PAGE 58, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 9 AS SHOWN ON THE PARCEL MAP RECORDED IN FILE 51, PAGE 58 OF PARCEL MAPS IN THE OFFICE OF THE CLARK COUNTY RECORDS; THENCE NORTH 89°06’04” WEST ALONG THE SOUTH LINE OF SAID SECTION 9, A DISTANCE OF 21.75 FEET;

THENCE NORTH 00°51’41” EAST, A DISTANCE OF 312.75 FEET; THENCE NORTH 00°11’23” EAST, A DISTANCE OF 97.26 FEET; TO A POINT ON THE WEST RIGHT OF WAY LINE OF PARADISE ROAD SAID POINT BEING THE POINT OF BEGINNING; THENCE NORTH 89°06’04” WEST, A DISTANCE OF 482.90 FEET;

THENCE SOUTH 00°51’41” WEST, A DISTANCE OF 360.00 FEET; TO A POINT IN THE NORTH RIGHT OF WAY LINE OF DESERT INN ROAD; THENCE NORTH 89°06’04” WEST, ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 57.35 FEET;

THENCE NORTH 04°42’58” WEST, A DISTANCE OF 190.12 FEET; THENCE NORTH 89°06’04” WEST, A DISTANCE OF 105.00 FEET; THENCE NORTH 04°42’58” WEST, A DISTANCE OF 235.72 FEET; THENCE NORTH 89°06’04” WEST, A DISTANCE OF 166.34 FEET; TO A POINT IN THE EAST RIGHT OF WAY OF MEL AVENUE; THENCE NORTH 04°17’32” WEST, ALONG SAID RIGHT OF WAY A DISTANCE OF 226.75 FEET; THENCE SOUTH 89°05’00” EAST, A DISTANCE OF 869.95 FEET TO POINT IN THE WEST RIGHT OF WAY LINE OF PARADISE ROAD; THENCE SOUTH 00°11’23” WEST, ALONG SAID RIGHT OF WAY A DISTANCE OF 289.38 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION THEREOF CONVEYED TO THE COUNTY OF CLARK, NEVADA, BY DEED RECORDED OCTOBER 16, 1996 IN BOOK 961016 AS DOCUMENT NO. 00050.

PARCEL II:

AN EASEMENT OVER THE WEST 35 FEET ON THE EAST 110.5 FEET OF LOT TWO (2) AS DELINEATED ON FILE 52 OF PARCEL MAPS, PAGE 90, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA RECORDS FOR INGRESS AND EGRESS AND FOR THE PURPOSES AS SET FORTH IN A NON-EXCLUSIVE EASEMENT RECORDED SEPTEMBER 15, 1987 IN BOOK 870915 OF OFFICIAL RECORDS AS DOCUMENT NO. 00001.

Exhibit A, Page 1

Exhibit B

Form of Special Warranty Deed

A.P.N.:

File No:

R.P.T.T.:

Deed Prepared By, and

When Recorded, Mail to:

[

c/o Marriott International, Inc

10400 Fernwood Road, Dept. 52/924.04

Bethesda, Maryland 20817

Attn: Treasury]

SEND ALL TAX STATEMENTS TO:

[                                         ]

c/o Marriott International, Inc

10400 Fernwood Road, Dept. 52/924.04

Bethesda, Maryland 20817

Attn: Treasury]

(Above Space for Recorder’s Use Only)

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of                     , 2006, by AHT RESIDENCE INN II LIMITED PARTNERSHIP, a                      limited partnership (the “Grantor”), to                             , a                             with an address of                              (the “Grantee”).

Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, and pursuant to proper authority, hereby Grants, Bargains, and Sells unto Grantee and its successors, heirs and assigns, all right, title and interest of Grantor in the following described property (collectively the “Property”):

1.	The real property described on Exhibit A attached hereto and made a part hereof (the “Land”);

Exhibit B, Page 1

2.	All buildings, fixtures, structures, parking areas, landscaping and other improvements on the Land;

3.	All and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in any matter appertaining to such Land, including any and all mineral rights, development rights, water rights and the like; and

4.	All right, title and interest of Grantor in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land.

TO HAVE AND TO HOLD the Property in fee simple unto Grantee and its successors, heirs and assigns, forever.

AND Grantor hereby covenants with Grantee, and its successors, heirs and assigns, that Grantor will defend the same against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise, subject to, all matters of record, taxes and assessments not yet due and payable, all matters which a survey of the property would disclose and all rights or claims of parties in possession, as tenants only, under unrecorded leases.

(Signatures on following page)

Exhibit B, Page 2

IN WITNESS WHEREOF, said Grantor has caused this instrument to be duly executed and delivered by its duly authorized officer, as of the day and year first above written.

GRANTOR:

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

By:
Name:
Title:

[ ]
) ss.
)

I,                                         , a notary public in and for said jurisdiction aforesaid, DO HEREBY CERTIFY that                                 , personally known to me (or proved to me based on satisfactory evidence) to be                                  the of AHT Residence Inn II GP, Inc, a Virginia corporation, the general partner of AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership (“Grantor”) personally known to me (or proved to me based on satisfactory evidence) to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such                              of the general partner of Grantor [he/she] signed and delivered the said instrument, pursuant to authority given by the Board of Directors of the general partner of Grantor as [his/her] free and voluntary act, and as the free and voluntary act of said Grantor, for the uses and purposes mentioned therein set forth.

GIVEN under my hand and official seal this      day of                     , 2006.

Notary Public

My Commission Expires:

[Notary Seal]

Exhibit B, Page 3

EXHIBIT A

Legal Description

PARCEL I

A PARCEL OF LAND SITUATED IN THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 9 AND A PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 10, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING LOT 2 AND A PORTION OF LOT 1 OF PARCEL MAP IN FILE 51 OF PARCEL MAPS, PAGE 58, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 9 AS SHOWN ON THE PARCEL MAP RECORDED IN FILE 51, PAGE 58 OF PARCEL MAPS IN THE OFFICE OF THE CLARK COUNTY RECORDS; THENCE NORTH 89°06’04” WEST ALONG THE SOUTH LINE OF SAID SECTION 9, A DISTANCE OF 21.75 FEET;

THENCE NORTH 00°51’41” EAST, A DISTANCE OF 312.75 FEET; THENCE NORTH 00°11’23” EAST, A DISTANCE OF 97.26 FEET; TO A POINT ON THE WEST RIGHT OF WAY LINE OF PARADISE ROAD SAID POINT BEING THE POINT OF BEGINNING; THENCE NORTH 89°06’04” WEST, A DISTANCE OF 482.90 FEET;

THENCE SOUTH 00°51’41” WEST, A DISTANCE OF 360.00 FEET; TO A POINT IN THE NORTH RIGHT OF WAY LINE OF DESERT INN ROAD; THENCE NORTH 89°06’04” WEST, ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 57.35 FEET;

THENCE NORTH 04°42’58” WEST, A DISTANCE OF 190.12 FEET; THENCE NORTH 89°06’04” WEST, A DISTANCE OF 105.00 FEET; THENCE NORTH 04°42’58” WEST, A DISTANCE OF 235.72 FEET; THENCE NORTH 89°06’04” WEST, A DISTANCE OF 166.34 FEET; TO A POINT IN THE EAST RIGHT OF WAY OF MEL AVENUE; THENCE NORTH 04°17’32” WEST, ALONG SAID RIGHT OF WAY A DISTANCE OF 226.75 FEET; THENCE SOUTH 89°05’00” EAST, A DISTANCE OF 869.95 FEET TO POINT IN THE WEST RIGHT OF WAY LINE OF PARADISE ROAD; THENCE SOUTH 00°11’23” WEST, ALONG SAID RIGHT OF WAY A DISTANCE OF 289.38 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION THEREOF CONVEYED TO THE COUNTY OF CLARK, NEVADA, BY DEED RECORDED OCTOBER 16, 1996 IN BOOK 961016 AS DOCUMENT NO. 00050.

PARCEL II:

AN EASEMENT OVER THE WEST 35 FEET ON THE EAST 110.5 FEET OF LOT TWO (2) AS DELINEATED ON FILE 52 OF PARCEL MAPS, PAGE 90, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA RECORDS FOR INGRESS AND EGRESS AND FOR THE PURPOSES AS SET FORTH IN A NON-EXCLUSIVE EASEMENT RECORDED SEPTEMBER 15, 1987 IN BOOK 870915 OF OFFICIAL RECORDS AS DOCUMENT NO. 00001.

PIN:

Common Address:

Exhibit B, Page 4

Exhibit C

Form of Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property

ASSIGNMENT AND ASSUMPTION OF CONTRACTS, WARRANTIES AND

GUARANTIES AND OTHER INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, WARRANTIES AND GUARANTIES AND OTHER INTANGIBLE PROPERTY (this “Assignment”) is dated as of                     , 2006 (the “Effective Date”), by and between AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership (“Assignor”), and                             , a                                  (“Assignee”), with reference to the following facts:

Recitals:

A. Pursuant to the Hotel Purchase and Sale Agreement dated as of                     , 2006 (“Purchase Agreement”), by and between Assignor and Assignee, Assignor is conveying to Assignee certain real property, together with all structures and other improvements located thereon and thereunder, as described on Exhibit A of the Purchase Agreement and by this reference incorporated herein (the “Hotel”). Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement.

B. In connection with the above conveyance, Assignor is to assign, transfer and convey to Assignee to the extent assignable or transferable, subject to Recital C below, all of Assignor’s right, title and interest in and to all Contracts, Leases, Permits, Warranties, Intellectual Property, FF&E Reserve Account(s), Receivables, Books and Records and Bookings, certificates, licenses and guarantees held by Assignor relating to the Hotel, to the extent assignable, any other intangible personal property owned by Assignor and used in the ownership, use or operation of the Hotel, including but not limited to the items listed on Schedule 1 attached hereto (the “Intangible Property”).

C. It is expressly agreed, however, that the Intangible Property shall not include the Excluded Assets or the Marks.

NOW THEREFORE, in consideration of the foregoing premises, of TEN and NO/100 DOLLARS ($10.00) in hand paid by Assignee, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby grants, transfers, assigns, delivers and conveys to Assignee as of the Effective Date, all of Assignor’s right, title and interest in and to the Intangible Property (collectively, the “Assigned Intangible Property”). Assignor remains responsible for all liabilities and obligations of Assignor relating to the Assigned Intangible Property which accrued prior to the Effective Date.

Exhibit C, Page 1

2. Assumption. Assignee hereby assumes, and agrees to be bound by, all obligations and liabilities of Assignor under or relating to the Assigned Intangible Property which shall arise or be incurred, or which are required to be performed, on and after the Effective Date.

3. Indemnity - Assignor. Subject to Section 10.3 (Survival of Purchaser’s Claims) of the Purchase Agreement, Assignor shall indemnify, defend and hold Assignee harmless from and against all claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including without limitation, court costs and reasonable attorneys’ fees) which Assignee may incur, sustain or suffer or which may be asserted or charged against Assignee which are caused by Assignor’s performance or non-performance of such obligations, duties, responsibilities, covenants and liabilities relating to the Assigned Intangible Property prior to the Effective Date.

4. Indemnity – Assignee. Subject to Section 10.4 (Survival of Seller’s Claims) of the Purchase Agreement, Assignee shall indemnify, defend and hold Assignor harmless from and against all claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including without limitation, court costs and reasonable attorneys’ fees) which Assignor may incur, sustain or suffer or which may be asserted or charged against Assignor which are caused by Assignee’s performance or non-performance of such obligations, duties, responsibilities, covenants and liabilities relating to the Assigned Intangible Property on or after the Effective Date.

5. Binding Effect. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

6. Applicable Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Nevada.

7. Recitals. The recitals are herein incorporated into this Assignment.

8. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[SIGNATURES FOLLOW ON NEXT PAGE]

Exhibit C, Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property as of the Effective Date.

ASSIGNOR:

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

By:
Name:
Title:

ASSIGNEE:

[NAME], a

By:
Name:
Title:

Exhibit C, Page 3

Schedule 1

List of Assigned Intangible Property

1.	Contracts

2.	Leases

3.	Permits

4.	Warranties

5.	Intellectual Property

6.	Proprietary Information

7.	FF&E Reserve Account(s)

8.	Receivables

9.	Books and Records

10.	Bookings

11.	Other certificates, licenses and guarantees.

Exhibit C, Page 4

Exhibit D

Form of Bill of Sale

BILL OF SALE

This BILL OF SALE (“Bill of Sale”) is dated as of                     , 2006 (the “Effective Date”), by and between AHT RESIDENCE INN II LIMITED PARTNERSHIP, a                      limited partnership (“Seller”), and                             , a                              (“Purchaser”).

Recitals:

A. Pursuant to the Hotel Purchase and Sale Agreement dated as of                     , 2006 by and between Seller and Purchaser, Seller is conveying to Purchaser certain real property, together with all structures and other improvements located thereon and thereunder, as described on Schedule A of the Purchase Agreement and by this reference incorporated herein (the “Hotel”). Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement.

B. Pursuant to the Purchase Agreement, Seller is to provide to Purchaser at the conveyance of the Property a bill of sale which is to assign, transfer and convey, subject to Recital C below, all of Seller’s rights, title and interest, in and to all tangible personal property owned by Seller as it relates to the Hotel including but not limited to the items listed on Schedule 1, the “Transferred Personal Property”).

NOW THEREFORE, in consideration of the foregoing and Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to the Seller, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby GRANT, SELL and CONVEY to Purchaser all of the Transferred Personal Property.

Seller warrants that it is the lawful owner of the Transferred Personal Property, that Seller has the good and lawful right to sell and convey the Transferred Personal Property, that the Transferred Personal Property is free from encumbrances or rightful claims of others, and that it will defend Purchaser’s title to the Transferred Personal Property against all persons whomsoever.

This Bill of Sale shall be governed by the laws of the State of Nevada.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

[Signatures appear on the following page]

Exhibit D, Page 1

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the Effective Date.

SELLER:

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

By:
Name:
Title:

PURCHASER:

[NAME]

By:
Name:
Title:

Exhibit D Page 2

SCHEDULE 1

Transferred Personal Property

Exhibit D Page 3

Exhibit E

Form of Tenant Letter

TENANT NOTIFICATION LETTER

                    , 2006

CERTIFIED MAIL,

RETURN RECEIPT REQUESTED

[NAME OF TENANT]

[ADDRESS OF TENANT]

Re:	Residence Inn by Marriott - Las Vegas Convention Center located at 370 Hughes

Center Drive, Las Vegas, Nevada – [Lease Agreement dated                     ]

Dear Sir or Madam:

You are hereby informed that the undersigned has today sold the above-described property known as the Residence Inn by Marriott in which you lease space, and has assigned its interest as lessor, and your security deposit in the amount of $            , under the above-described lease (the “Lease”) to                                         . Effective this date, all payments coming due under the Lease, and all notices or demands given or made pursuant to the Lease, should be delivered to:

c/o Marriott International, Inc
10400 Fernwood Road, Dept. 52/924.04
Bethesda, Maryland 20817
Attn: Treasury
Telephone:

IMPORTANT: All payments coming due under the Lease (rent checks) should be payable to                                         .

Exhibit E, Page 1

Very truly yours,

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

By:
Name:
Title:

Exhibit E, Page 2

Exhibit F

Form of Tenant Estoppel

TENANT ESTOPPEL CERTIFICATE

Reference is made to that certain [Lease] dated                     , as it may be amended (the “Lease”) entered into between AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership (“Landlord”) and the undersigned (“Tenant”), demising certain premises (the “Premises”) located in the property described as: Residence Inn by Marriott - Las Vegas Convention Center located at 370 Hughes Center Drive, Las Vegas, Nevada (the “Property”).

The undersigned certifies to                                 , a                                  (“Purchaser”) as follows:

1. The undersigned is the owner of the “Tenant’s” or “Lessee’s” or “Licensee’s” interest in the Lease and has not transferred or assigned the Lease or sublet the Premises. Tenant does not hold the Premises under assignment or sublease.

2. Attached as Schedule 1 is a true, correct and complete copy of the Lease together with any and all amendments or modifications. The Lease is in full force and effect and has not been modified, supplemented, or amended except by the amendment(s) attached as Schedule 1. The Lease represents the entire agreement between the Landlord and Tenant as to the Premises, and Tenant claims no rights with respect to the Property other than as set forth in the Lease.

3. The rent for the Premises is as set forth in the Lease.

4. Undersigned has paid rent and/or license fees for the Premises up to and including                     , 2006. No rent has been or will be paid more than one (1) month in advance of its due date.

5. [No security deposit has been paid in connection with the Lease.] [The undersigned has deposited $             with Landlord as a security deposit for the Lease.]

6. All work to be performed to the Premises for Tenant under the Lease has been performed in all material respects. All payments, free rent, or other credits, allowances or abatements required to be given under the Lease to Tenant with respect to work to be performed to the Premises have been received by Tenant. Tenant is in physical occupancy of the Premises and is operating its business in the Premises.

Exhibit F, Page 1

7. To the best of Tenant’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by Tenant or Landlord under the Lease; and (ii) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

8. Tenant has no right of first refusal or option to purchase all or any part of the Premises or the building of which the Premises is a part. Tenant has no right to occupy any additional space at the Premises. Tenant has no cancellation right or right to terminate the Lease.

9. Purchaser shall not be liable for or bound by any modification or amendment of the Lease, or any waiver of any terms of the Lease, that (i) materially modifies the economic terms of the Lease, or (ii) materially and adversely affects Landlord’s obligations under the Lease or Purchaser’s rights, duties or obligations, unless such modification, amendment, or waiver was consented to in writing by Purchaser.

10. The undersigned, as of this date, has no charge, lien, or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

11. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy or insolvency laws of the United States or any state thereof.

12. Tenant has not caused any new construction or repair work to be performed to the Premises within the last 120 days, or if performed, the cost of such work has been paid in full or will be paid in full by Tenant.

13. The person executing this certificate on behalf of Tenant is duly authorized to execute this certificate. This certificate may be relied upon by Purchaser (and its successors and assigns) and by any title company issuing title insurance in connection with the acquisition of the Property by Purchaser, and Tenant hereby agrees that this Certificate shall be binding upon the undersigned (and its successors and assigns).

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed this                     , 2006.

TENANT:

[NAME]

By:
Name:
Title:

Exhibit F, Page 2

Schedule 1

Copy of Lease

Exhibit F, Page 3

Exhibit G

INTENTIONALLY OMITTED

Exhibit G, Page 1

Exhibit H

Form of Holdback Escrow Agreement

HOLDBACK ESCROW AGREEMENT

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”) is entered into as of                     , 2006 by and among (i) AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership (“Seller”); (ii)                                          , a                              (“Purchaser”); and (iii) First American Title Insurance Company (the “Escrow Agent”).

Recitals:

A. Seller and Purchaser have entered into a Hotel Purchase and Sale Agreement, dated as of                     , 2006 (the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Purchaser has agreed to purchase, certain improved real property located in Las Vegas, Nevada, commonly known as the “Residence Inn by Marriott, Las Vegas, Nevada” all as more fully set forth in the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

B. Seller has agreed to be liable for, and to indemnify Purchaser, hold Purchaser harmless and defend Purchaser from and against, breaches of the representations, warranties and covenants made by Seller in the Purchase Agreement and against certain other matters specified the Purchase Agreement (together with any other post-Closing liabilities of Seller to Purchaser pursuant to the Purchase Agreement, the “Indemnity Obligations”).

C. Pursuant to Section 11.3 of the Purchase Agreement, to secure and facilitate payment of the Indemnity Obligations, Five Hundred Thousand and No/100 Dollars ($500,000.00) of the Purchase Price is being deposited in escrow to be held by Escrow Agent as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Establishment of Escrow; Investment. Purchaser has deposited with the Escrow Agent, and the Escrow Agent acknowledges receipt of a portion of the Purchase Price equal to Five Hundred Thousand and No/100 Dollars ($500,000.00). Such funds shall be held in an escrow account (the “Escrow Account”) in the name of the Escrow Agent, subject to the terms and conditions set forth in this Agreement. All amounts held by Escrow Agent from time to time in the Escrow Account are hereinafter referred to as the “Escrow Funds”. Unless directed in writing by the Seller and Purchaser, and subject to the following sentence, the Escrow Agent

Exhibit H, Page 1

shall invest the Escrow Funds held in the Escrow Account in U.S. government obligations, bank certificates of deposit (up to the maximum insured amount of any such deposit) or repurchase agreements secured by U.S. government obligations (individually, an “Investment” and collectively, the “Investments”). Unless otherwise directed in writing by the Seller and Purchaser, in no event shall the Escrow Agent invest all or any portion of the Escrow Funds in any Investment if the maturity date of such Investment is later than the date that is six (6) months from the Closing under the Purchase Agreement.

2. Amounts Earned on Escrow Fund; Tax Matters. All amounts earned on the Escrow Funds (interest, dividends or otherwise), shall become a part of the Escrow Account and shall be held hereunder upon the same terms as the original Escrow Funds. The parties agree that to the extent permitted by applicable law, including Section 468B(g) of the Internal Revenue Code of 1986, as amended, Seller will include all amounts earned on the Escrow Funds in its gross income for federal, state and local income tax purposes and pay any income tax resulting therefrom.

3. Disbursement of Escrow Funds. The Escrow Funds shall be held by the Escrow Agent in the Escrow Account and not disbursed until one of the following events has occurred, in which event the Escrow Agent is authorized and directed to disburse the Escrow Funds, or a portion thereof, in the manner indicated:

(a) As soon as practicable after receipt of a written direction signed jointly by Seller and Purchaser, the Escrow Agent is authorized and directed to disburse such portion of the Escrow Funds as directed in such joint direction.

(b) As soon as practicable after receipt of a written direction or order issued by a court of competent jurisdiction, the Escrow Agent is authorized and directed to disburse the Escrow Funds as provided in such report.

(c) In accordance with Section 4 of this Agreement.

4. Time Release/ Set Aside Amounts.

(a) On the date that is six (6) months from the Closing under the Purchase Agreement, Escrow Agent shall pay to Seller, in immediately available federal funds, an amount, if any, equal to (i) the Escrow Funds; minus (ii) the aggregate value, as of such date, of all Set Aside Amounts (as defined in paragraph (b) below). For Example: if, on the date that is six (6) months from the Closing under the Purchase Agreement, the Escrow Funds equal $505,000.00 and the aggregate value of the Set Aside Amounts, as of such date, is $100,000, then Escrow Agent shall pay Seller an amount equal to $405,000.00 (i.e. $505,000 - $100,000). Escrow Agent shall have no responsibility to determine the amount of any Set Aside Amounts.

(b) At any time or times prior to the termination of this Agreement, Purchaser may make claims against the Escrow Funds for indemnification or payment pursuant to and in accordance with the provisions of the Purchase Agreement. Purchaser shall notify the Seller and the Escrow Agent in writing prior to the termination of this Agreement of each such claim,

Exhibit H, Page 2

including a brief description (based on information then available) of the amount and nature of such claim. An amount equal to the lesser of (i) the then-balance of the Escrow Funds or (ii) a portion of the Escrow Funds sufficient to pay such claim in full (together with expenses and reserves relating thereto), shall constitute the “Set Aside Amount.” In the event Purchaser notifies the Escrow Agent and Seller in writing that it has made out-of-pocket expenditures in connection with any such claim, an amount equal to such expenditures, to the extent such amounts constitute Indemnity Obligations, shall be added to and become a part of the Set Aside Amount. If Escrow Agent receives a written request for distribution from the Escrow Funds from Purchaser pursuant to this Section 4 (a “Request for Payment”), Escrow Agent shall promptly forward such Request for Payment to Seller and unless Escrow Agent receives a written objection from Seller within five (5) days after delivery of such notice to Seller, Escrow Agent shall promptly release the amount specified in the Request for Payment to Purchaser.

5. Termination. This Agreement shall continue in effect until all Escrow Funds have been disbursed in accordance with Section 3 or 4 of this Agreement.

6. The Escrow Agent. Any annual fees, or other expenses, due to Escrow Agent in connection with its performance of this Agreement shall be paid by Purchaser. The Escrow Agent shall not be liable for any act or omission to act under this Escrow Agreement, except for its own gross negligence or willful misconduct. The Escrow Agent may act upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent’s duties shall be determined only with reference to this Escrow Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement.

The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at least thirty (30) days prior to the date specified for such resignation to take effect. If the parties hereto do not designate a successor escrow agent within said third (30) days, the Escrow Agent may appoint another nationally recognized bank or trust company as successor escrow agent. Upon the effective date of such resignation, and provided that the successor escrow agent agrees in writing to be bound by the terms hereof, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by both Seller and Purchaser.

In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands.

7. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Maryland and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

Exhibit H, Page 3

8. Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document.

9. Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b), or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

To Purchaser:	c/o Marriott International, Inc.
10400 Fernwood Road, Dept. 52/924.04
Bethesda, Maryland 20817
Attn: Timothy Grisius
Phone: (301) 380-6254
Fax: (301) 380-5471

with a copy to:

Marriott International Inc.
10400 Fernwood Road, Dept. 52/923.28
Bethesda, Maryland 20817
Attn: Dawn R. Booth, Esq.
Phone: (301) 380- 2773
Fax: (301) 380- 6727

And with a copy to:

Arent Fox PLLC
1050 Connecticut Avenue, NW
Washington, DC 20036-5339
Attn: Kimberly A. Wachen, Esq.
Phone: (202) 775-5749
Fax: (202) 857-6395

Exhibit H, Page 4

To Seller:	AHT RESIDENCE INN II LIMITED PARTNERSHIP
814 East Main Street
Richmond, Virginia 23219
Attn: Justin Knight
Phone: 804-344-8121
Fax: 804-344-8129

with a copy to:

Apple Hospitality Two, Inc.
814 East Main Street
Richmond, Virginia 23219
Attn: Legal Dept.
Phone: 804-727-6338
Fax: 804-727-6349

To Escrow Agent:	First American Title Insurance Company
1801 K Street, N.W.
Suite 200K
Washington, DC 20006
Attention: Brian A. Lobuts, Vice President
Telephone: (202) 530-1804
Fax: (202) 530-1435

with a copy to Purchaser or Seller (as applicable).

All notices shall be deemed effectively given on the date that such notice is received or refused and shall include the following reference: Residence Inn by Marriott, Las Vegas, Nevada.

10. Miscellaneous.

(a) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(b) Waiver of Jury Trial. Each party to this Agreement waives trial by jury in any action, proceeding or counterclaim brought by any party to this Agreement against any other party to this Agreement on any matter arising out of or in any way connected with this Agreement.

Exhibit H, Page 5

(c) Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

(d) Counterparts and Signatures. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. The parties stipulate that facsimile signatures to this Agreement or any amendment hereto shall be treated as originals for all purposes.

[The Remainder of this Page is Intentionally Left Blank]

Exhibit H, Page 6

IN WITNESS WHEREOF, the parties have executed this Holdback Escrow Agreement as of the date first above written.

SELLER:

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

By:
Name:
Title:

PURCHASER:

MRC I FUNDING CORPORATION, a Delaware corporation

By:
Name:
Title:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Brian Lobuts
Vice President

Exhibit H, Page 7

Exhibit I

Form of Assignment Agreement

ASSIGNMENT OF TRADEMARKS AND TRADE NAMES

This ASSIGNMENT OF TRADEMARKS AND TRADE NAMES (“Assignment Agreement”) is effective as of                     , 2006, by and between AHT RESIDENCE INN II Limited Partnership, a Virginia limited partnership (“Seller”), and [                            ], a [                            ] (“Buyer”).

WHEREAS, Reference is made to that certain Hotel Purchase and Sale Agreement dated as of                     , 2006 (as amended, the “Purchase Agreement”) by and between Seller, as seller, and Buyer, as buyer;

WHEREAS, Pursuant to the Purchase Agreement, Buyer is conveying to Seller certain real property, together with all structures and other improvements located thereon and thereunder, as described on Exhibit A of the Purchase Agreement and by this reference incorporated herein (the “Land”). Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement;

WHEREAS, Seller has adopted and used trademarks, service marks, logos, trade styles, trade names, and other intellectual property including the names and marks [                            ,                             ] (collectively the “Marks”) and is the owner of and has the right to convey all right, title, and interest in and to the Marks; and

WHEREAS, Buyer wishes to acquire all right, title, and interest in and to the Marks, including all applications and registrations therefor and common law rights thereto, together with the goodwill of the business symbolized by the Marks and the right to bring suit and recover damages for past infringement of the Marks.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby assigns to Buyer all right, title, and interest in and to the Marks, including all applications and registrations therefor and common law rights thereto, together with the goodwill of the business symbolized by the Marks, and the right to bring suit and recover damages for past infringement of the Marks. This assignment of rights is worldwide and pertains to all rights that Seller has in any country.

In consideration of the foregoing and the mutual covenants and conditions set forth herein, the parties agree as follows:

1.	Except for those liabilities and obligations that Buyer expressly accepts as provided in the Purchase Agreement, Buyer is not assuming any of the debts, liabilities or other obligations of, or claims against, Seller of any kind or nature whether direct or contingent and whether known or unknown.

Exhibit I, Page 1

2.	Seller agrees not to object to or otherwise challenge anywhere in the world Buyer’s use or registration of the Marks.

3.	Seller represents and warrants that it has not assigned or transferred any rights in the Marks other than to Buyer under the terms of this Assignment Agreement.

4.	Seller will not use or register, or authorize any third party to use or register, the Marks, or anything similar thereto, for any goods or services.

This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

[Signature page follows]

Exhibit I, Page 2

IN WITNESS WHEREOF, the parties have executed this Assignment of Trademarks and Trade Names Las Vegas - RI) effective as of the date first written above.

SELLER:

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

By:
Name:
Title:

PURCHASER:

[ ], a [ ]

By:
Name:
Title:

Exhibit I, Page 3

Exhibit J

Form of FIRPTA Certificate

TRANSFEROR’S CERTIFICATION OF NONFOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1954, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                                          (the “Transferee”) that withholding of tax under Section 1445 of the Code will not be required upon the transfer of a U.S. real property interest to the Transferee by AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

(a) The Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

(b) The Transferor’s U.S. employer identification number is                     ; and

(c) The Transferor’s office address is 814 East Main Street, Richmond, Virginia 23219.

The Transferor understands that this Certificate may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and, to the best of my actual knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

	By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

Date Executed:	By:
Name:
Title:

Exhibit J, Page 1

Exhibit K-1

Form of Certificate as to Representations and Warranties

(Seller)

CERTIFICATE OF

AHT RESIDENCE INN II LIMITED PARTNERSHIP

Reference is made to that certain Purchase Agreement, dated as of July     , 2006, by and between AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership (“Seller”), and [                            ], a [                            ] (“Purchaser”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the improved real property and other assets described therein (the “Sale Contract”). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Sale Contract.

Seller hereby certifies that: (i) except as set forth on Exhibit A, the representations and warranties of Seller contained in the Sale Contract, including those contained in Section 6.1 of the Sale Contract, are true and correct in all material respects on the date hereof with the same force and effect as if such representations and warranties had been made by Seller on and as of the date hereof, and (ii) Seller has complied in all material respects with its obligations and covenants under the Sale Contract.

[The Remainder of This Page Is Intentionally Left Blank]

Exhibit K-1, Page 1

IN WITNESS WHEREOF, Seller has executed and delivered this Certificate of AHT RESIDENCE INN II Limited Partnership as of                          , 2006.

SELLER:

AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership

By:	AHT Residence Inn II GP, Inc., a Virginia corporation, its general partner

By:
Name:
Title:

Exhibit K-1, Page 2

EXHIBIT A

None

Exhibit K-1, Page 3

Exhibit K-2

Form of Certificate as to Representations and Warranties (Purchaser)

CERTIFICATE OF

[NAME OF PURCHASER]

Reference is made to that certain Purchase Agreement, dated as of July     , 2006, by and between AHT RESIDENCE INN II Limited Partnership, a Virginia limited partnership (“Seller”), and [                            ], a [                            ] (“Purchaser”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the improved real property and other assets described therein (the “Sale Contract”). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Sale Contract.

Purchaser hereby certifies that: (i) except as set forth on Exhibit A, the representations and warranties of Purchaser contained in the Sale Contract, including those contained in Section 7 of the Sale Contract, are true and correct in all material respects on the date hereof with the same force and effect as if such representations and warranties had been made by Purchaser on and as of the date hereof, and (ii) Purchaser has complied in all material respects with its obligations and covenants under the Sale Contract.

[The Remainder of This Page Is Intentionally Left Blank]

Exhibit K-2, Page 1

IN WITNESS WHEREOF, Purchaser has executed and delivered this Certificate of [NAME OF PURCHASER] as of                          , 2006.

PURCHASER:

[ ]

By:
Name:
Title:

Exhibit K-2, Page 2

EXHIBIT A

None

Exhibit K-2, Page 3

Exhibit L

Title Commitment

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 1

First American Title Insurance Company

National Commercial Services

3960 Howard Hughes Pkwy, Suite 380

Las Vegas, NV 89109

June 09, 2006

Marriott International Incorporated 10400 Fernwood Rd. Bethesda, MD

Customer Reference:	Residence Inn Las Vegas Convention Center

Order Number:	NCS-238230-DC72

Property:	3225 Paradise Road, Las Vegas, NV

Attached please find the following item(s):

Commitment

Thank You for your confidence and support. We at First American Title Insurance Company maintain the fundamental principle:

Customer First!

First American Title Insurance Company

Exhibit L, Page 1

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 2

First American Title Insurance Company

INFORMATION

The Title Insurance Commitment is a legal contract between you and the company. It is issued to show the basis an which we will issue a Title Insurance Policy to you. The Policy will insure you against certain risks to the land title, subject to the limitations shown in the policy.

The Company will give you a sample of the Policy form, if you ask.

The Commitment is based on the land title as of the Commitment Date. Any changes in the land title or the transaction may affect the Commitment and the Policy.

The Commitment is subject to its Requirements, Exceptions and Conditions.

This information is not part of the title insurance commitment.

YOU SHOULD READ THE COMMITMENT VERY CAREFULLY.

If you have any questions about the Commitment,

please contact the issuing office.

First American Title Insurance Company

Exhibit L, Page 2

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 3

COMMITMENT FOR TITLE INSURANCE

Issued by

First American Title Insurance Company

Agreement to Issue Policy

We agree to issue a policy to you according to the terms of this Commitment.

When we show the policy amount and your name as the proposed insured in Schedule A, this Commitment becomes effective as of the Commitment Date shown in Schedule A.

If the Requirements shown in this Commitment have not been met within six months after the Commitment Date, our obligation under this Commitment will end. Also, our obligation under this Commitment will end when the Policy is issued and then our obligation to you will be under the Policy.

Our obligation under this Commitment is limited by the following:

The Provisions in Schedule A.

The Requirements in Schedule B-1.

The Exceptions in Schedule B-2.

The Conditions.

This Commitment is not valid without Schedule A and Sections 1 and 2 of Schedule B.

First American Title Insurance Company

Exhibit L, Page 3

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 4

Revised 8-14-06

SCHEDULE A

1.	Commitment Date: June 6, 2006 at 7:30 A.M.

2.	Policy or Policies to be issued:	Amount

	(A) ALTA Standard Policy	$65,000,000.00
Proposed Insured:

Marriott International, Inc., or its assigns under the purchase agreement

	(B) ALTA Loan Policy	$N/A
Proposed Insured:

N/A

3.	(A) The estate or interest in the land described in this Commitment is:

Fee Simple as to Parcel I and Easement as to Parcel II

(B) Title to said estate or interest at the date hereof is vested in: AHT Residence Inn II Limited Partnership, a Virginia limited partnership

4.	The land referred to in this Commitment is situated in the County of Clark, State of Nevada, and is described as follows:

PARCEL I: [Fee Simple]

A PARCEL OF LAND SITUATED IN THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 9 AND A PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 10, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING LOT 2 AND A PORTION OF LOT 1 OF PARCEL MAP IN FILE 51 OF PARCEL MAPS, PAGE 58, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 9 AS SHOWN ON THE PARCEL MAP RECORDED IN FILE 51, PAGE 58 OF PARCEL MAPS IN THE OFFICE OF THE CLARK COUNTY RECORDS;

THENCE NORTH 89°06’04” WEST ALONG THE SOUTH LINE OF SAID SECTION 9, A DISTANCE OF 21.75 FEET;

THENCE NORTH 00°51’41” EAST, A DISTANCE OF 312.75 FEET;

THENCE NORTH 00°11’23” EAST, A DISTANCE OF 97,26 FEET; TO A POINT ON THE WEST RIGHT OF WAY LINE OF PARADISE ROAD SAID POINT BEING THE POINT OF BEGINNING;

THENCE NORTH 89°06’04” WEST, A DISTANCE OF 482.90 FEET;

THENCE SOUTH 00°51’41” WEST, A DISTANCE OF 360.00 FEET; TO A POINT IN THE NORTH RIGHT OF WAY LINE OF DESERT INN ROAD;

THENCE NORTH 89°06’04” WEST, ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 57.35 FEET;

First American Title Insurance Company

Exhibit L, Page 4

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 5

THENCE NORTH 04°42’58” WEST, A DISTANCE OF 190.12 FEET;

THENCE NORTH 89°06’04” WEST, A DISTANCE OF 105.00 FEET;

THENCE NORTH 04°42’58” WEST, A DISTANCE OF 235.72 FEET;
THENCE NORTH 89°06’04” WEST, A DISTANCE OF 166.34 FEET; TO A POINT IN THE EAST RIGHT OF WAY OF MEL AVENUE;

THENCE NORTH 04°17’32” WEST, ALONG SAID RIGHT OF WAY A DISTANCE OF 226.75 FEET;

THENCE SOUTH 89°05’00” EAST, A DISTANCE OF 869.95 FEET TO POINT IN THE WEST RIGHT OF WAY LINE OF PARADISE ROAD;

THENCE SOUTH 00°11’23” WEST, ALONG SAID RIGHT OF WAY A DISTANCE OF 289,38 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION THEREOF CONVEYED TO THE COUNTY OF CLARK, NEVADA, BY DEED RECORDED OCTOBER 16, 1996 IN BOOK 961016 AS DOCUMENT NO. 00050.

PARCEL II: [Easement]

AN EASEMENT OVER THE WEST 35 FEET ON THE EAST 110.5 FEET OF LOT TWO (2) AS DELINEATED ON FILE 52 OF PARCEL MAPS, PAGE 90, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA RECORDS FOR INGRESS AND EGRESS AND FOR THE PURPOSES AS SET FORTH IN A NON-EXCLUSIVE EASEMENT RECORDED SEPTEMBER 15, 1987 IN BOOK 870915 OF OFFICIAL RECORDS AS DOCUMENT NO. 00001.

First American Title Insurance Company

Exhibit L, Page 5

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 6

SCHEDULE B

SECTION ONE

REQUIREMENTS

The following requirements must be met:

(A)	Pay the agreed amounts for the interest in the land and/or the mortgage to be insured.

(B)	Pay us the premiums, fees and charges for the policy.

(C)	Documents satisfactory to us creating the interest in the land and/or the mortgage to be insured must be signed, delivered and recorded.

(D)	You must tell us in writing the name of anyone not referred to in this Commitment who will get an interest in the land or who will make a loan on the land. We may then make additional requirements or exceptions.

(E)	Releases(s) or Reconveyance(s) of Item(s):

1). Deed of Trust granted by AHT Residence Inn II Limited Partnership to Lawyer’s Title Insurance Company, Trustee, to secure an original indebtedness of $20,625,000.00 made by Wachovia Bank, National Association, dated November 10, 2004, recorded November 15, 2004 in Book 20041115 as Instrument No. 01276 of Official Records, as assigned to Wells Fargo Bank N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C17 by assignment recorded August 30, 2005 in Book 20050830 as Instrument No. 00752 of Official Records.

2). Assignment of Leases, Rents and Profits by and between AHT Residence Inn II Limited Partnership and Wachovia Bank, National Association, dated November 10, 2004, recorded November 15, 2004 in Book 20041115 as Instrument No. 01277 of Official Records.

3). UCC Financing Statement by AHT Residence Inn II Limited Partnership (Debtor) to Wachovia Bank, National Association (Secured Party), recorded November 19, 2004 in Book 20041119 as Instrument No. 02103 of Official Records, as assigned to Wells Fargo Bank N.A., by UCC Financing Statement Amendment recorded August 30, 2005 in Book 20050830 as Instrument No. 00751 of Official Records.

4). Memorandum of Management Agreement recorded March 27, 1989 in Book 890327 as Instrument No. 00223 of Official Records.

5). Company to be provided with a copy of the termination of that certain unrecorded lease dated November 10, 2004, executed by AHT Residence Inn II Limited Partnership as lessor and AHM Res II Limited Partnership as lessee, as disclosed of record by a Subordination, Non-Disturbance, Attornment and Recognition Agreement recorded November 23, 2004 in Book 20041123 as Instrument No. 01098 of Official Records.

(F)	Other: NONE

First American Title Insurance Company

Exhibit L, Page 6

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 7

(G)	This item has been intentionally deleted.

The following additional requirements, as indicated by “X”, must be met:

☒	(H)	The Company must be provided with an Owner’s Affidavit from the Seller at closing, the form of which is attached hereto, attesting that there are no tenants in possession or unrecorded leases affecting the land and that there have been no changes to the improvements as shown on plat of survey prepared by B. Chandler, L.S. for Poggemeyer Design Group, dated July 10, 2006, Job No. 04214A.

☐	(I)	This item has been intentionally deleted.

☐	(J)	The following LLC documentation is required from.

☒	(K)	The following partnership documentation is required from AHT Residence Inn II Limited Partnership, a Virginia limited partnership:

a. A certified copy of the application for registration, foreign limited partnership (form LP-5) and any amendments thereto (form LP-6) be recorded in the public records;

b. A full copy of the partnership agreement and any amendments;

c. Satisfactory evidence of the consent of a majority in interest of the limited partners to the contemplated transaction;

d. Other requirements which the Company may impose following its review of the material required herein and other information which the Company may require.

☐	(L)	The following documentation is required from corporation:

☐	(M)	Based upon the Company’s review of that certain partnership/operating agreement dated for the proposed insured herein, the following requirements must be met:

Any further amendments to said agreement must be submitted to the Company, together with an affidavit from one of the general partners or members stating that it is a true copy, that said partnership or limited liability company is in full force and effect, and that there have been no further amendments to the agreement. This Commitment will then be subject to such further requirements as may be deemed necessary.

☐	(N)	A copy of the complete lease, as referenced in Schedule A, #3 herein, together with any amendments and/or assignments thereto, must be submitted to the Company for review, along with an affidavit executed by the present lessee stating that it is a true copy, that the lease is in full force and effect, and that there have been no further amendments to the lease. This Commitment will then be subject to such further requirements as may be deemed necessary.

☐	(O)	Approval from the Company’s Underwriting Department must be obtained for issuance of the policy contemplated herein and any endorsements requested thereunder. This Commitment will then be subject to such further requirements as may be required to obtain such approval.

☐	(P)	Potential additional requirements, if ALTA Extended coverage is contemplated hereunder, and work on the land has commenced prior to close, some or all of the following requirements, and any other requirements which may be deemed necessary, may need to be met:

First American Title Insurance Company

Exhibit L, Page 7

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 8

☐	(Q)	The Company’s “Mechanic’s Lien Risk Addendum” form must be completed by a Company employee, based upon information furnished by the appropriate parties involved.

☒	(R)	The Company’s Gap Indemnity Agreement must be executed by the Seller if funds are to be disbursed at closing, prior to recordation. (Form attached)

☐	(S)	Financial statements from the appropriate parties must be submitted to the Company for review.

☐	(T)	A copy of the construction contract must be submitted to the Company for review.

☐	(U)	An inspection of the land must be performed by the Company for verification of the phase of construction.

First American Title Insurance Company

Exhibit L, Page 8

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 9

SCHEDULE B

SECTION TWO

EXCEPTIONS

Any policy we issue will have the following exceptions unless they are taken care of to our satisfaction. The printed exceptions and exclusions from the coverage of the policy or policies are set forth in Exhibit A attached. Copies of the policy forms should be read. They are available from the office which issued this Commitment.

1.	Water rights, claims or title to water, whether or not shown by the public records.

2.	Any taxes that may be due, but not assessed, for new construction which can be assessed on the unsecured property rolls, in the Office of the County Assessor, per Nevada Revised Statute 361.260. NOTE: As of the date of this Commitment, no such taxes are due.

3.	Reservations and provisions as contained in the Patent from the State of Nevada, recorded October 17, 1910, in Book 1 of Deeds, Page 330, as Instrument No. 01976.

4.	An easement for public utilities and incidental purposes in the document recorded February 14, 1963 in Book 421 as Instrument No. 339785 of Official Records.

5.	Dedication of easements for utilities per Owner’s Certificate shown on the parcel map recorded January 12, 1987 in Book 870112 as Instrument No. 00780 of Official Records, in File 51, Page 58 of Parcel Maps.

6.	This item has been intentionally deleted.

7.	An Easement for perpetual avigation for right of flight, for the passage of aircraft in the air space above the surface of the said premises, together with the right to cause in said air space such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flight in the air, as conveyed to the County of Clark, recorded January 12, 1987, in Book 870112 as Instrument No. 00787 of Official Records.

8.	An easement for perpetual avigation and incidental purposes in the document recorded June 17, 1987 in Book 870617 as Instrument No. 00785 of Official Records.

9.	Covenants, conditions, and restrictions in a Non-Exclusive Easement recorded September 15, 1987, in Book 870915 as Instrument No. 00001 of Official Records.

10.	An easement for sanitary sewer lines and incidental purposes in the document recorded September 15, 1987 in Book 870915 as Instrument No. 00003 of Official Records.

11.	An easement for sanitary sewer lines and incidental purposes in the document recorded February 8, 1988 in Book 880208 as Instrument No. 00334 of Official Records.

First American Title Insurance Company

Exhibit L, Page 9

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 10

12.	An Easement for perpetual avigation for right of flight, for the passage of aircraft in the air space above the surface of the said premises, together with the right to cause in said air space such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flight in the air, as conveyed to the County of Clark , recorded February 24, 1988, in Book 880224 as Instrument No. 00485 of Official Records.

13.	This item has been intentionally deleted.

14.	An easement for sewage lines and incidental purposes in the document recorded April 11, 1988 in Book 880411 as Instrument No. 00346 of Official Records.

15.	An easement for vehicle and pedestrian access and incidental purposes in the document recorded April 20, 1988 in Book 880420 as Instrument No. 00257 of Official Records.

16.	An Easement for perpetual avigation for right of flight, for the passage of aircraft in the air space above the surface of the said premises, together with the right to cause in said air space such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flight in the air, as conveyed to the County of Clark, recorded July 22, 1988, in Book 880722 as Instrument No. 00693 of Official Records.

17.	An Easement and right-of-way for the construction, operation, maintenance, repair, renewal, reconstruction, and removal of pipelines for conducting water with the right of ingress and egress, as conveyed to Las Vegas Valley Water District, a quasi-municipal corporation, by an instrument recorded September 6, 1988, in Book 880906 as Instrument No. 00688 of Official Records, over a portion of the land.

18.	An easement for public utilities and incidental purposes in the document recorded October 25, 1988 in Book 881025 as Instrument No. 00894 of Official Records.

19.	An easement for public utilities and incidental purposes in the document recorded October 25, 1988 in Book 881025 as Instrument No. 00896 of Official Records.

20.	This item has been intentionally deleted.

21.	This item has been intentionally deleted.

22.	This item has been intentionally deleted.

23.	This item has been intentionally deleted.

24.	This item has been intentionally deleted.

25.	This item has been intentionally deleted.

INFORMATIONAL NOTES

First American Title Insurance Company

Exhibit L, Page 10

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 11

NOTE:	Taxes for the fiscal year July 1, 2005 through June 30, 2006, including any secured personal property taxes collected therewith.

APN 162-09-806-007

Total tax: $184,912,79 (Paid)

The map attached, if any, may or may not be a survey of the land depicted hereon. First American Title Insurance Company expressly disclaims any liability for loss or damage which may result from reliance on this map except to the extent coverage for such loss or damage is expressly provided by the terms and provisions of the title insurance policy, if any, to which this map is attached.

First American Title Insurance Company

Exhibit L, Page 11

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 12

ENDORSEMENT

Attached to Policy No. NCS-238230-DC72

Issued By

First American Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of the land described as Parcel(s) I in Schedule A to constitute a lawfully created parcel according to the Subdivision Map Act (NRS Chapter 278.320 et seq.) and local ordinances adopted pursuant thereto.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

CLTA Form 116.7 (Revised 6-14-96)

Subdivision Map Act Endorsement

First American Title Insurance Company

Exhibit L, Page 12

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 13

ENDORSEMENT

Attached to Policy No. NCS-238230-DC72

Issued By

First American Title Insurance Company

The Company hereby insures the insured against loss which the insured shall sustain by reason of damage to existing improvements, including lawns, shrubbery or trees, resulting from the exercise of any right to use the surface of the land for the extraction or development of water excepted from the description of the land or shown as an exception in Schedule B.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

CLTA Form 103.5 (Rev. 9-10-93)

ALTA - Owner or Lender

First American Title Insurance Company

Exhibit L, Page 13

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 14

ENDORSEMENT

Attached to Policy No. NCS-238230-DC72

Issued By

First American Title Insurance Company

The Company insures the insured against loss or damage sustained by reason of:

1.	The existence, at Date of Policy, of any of the following unless expressly excepted in Schedule B:

(a)	Present violations on the land of any enforceable covenants, conditions or restrictions, or any existing improvements on the land which violate any building setback lines shown on a plat of subdivision recorded or filed in the public records.

(b)	Any instrument referred to in Schedule B as containing covenants, conditions or restrictions on the land which, in addition, (i) establishes an easement on the land; (ii) provides for an option to purchase, a right of first refusal or the prior approval of a future purchaser or occupant; or (iii) provides a right of reentry, possibility of reverter or right of forfeiture because of violations on the land of any enforceable covenants, conditions or restrictions.

(c)	Any encroachment of existing improvements located on the land onto adjoining land, or any encroachment onto the land of existing improvements located on adjoining land.

(d)	Any encroachment of existing improvements located on the land onto that portion of the land subject to any easement excepted in Schedule B.

(e)	Any notices of violation of covenants, conditions and restrictions relating to environmental protection recorded or filed in the public records.

2.	Damage to existing buildings:

(a)	Which are located on or encroach upon that portion of the land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

(b)	Resulting from the future exercise of any right existing at Date of Policy to use the surface of the land for the extraction or development of minerals excepted from the description of the land or excepted in Schedule B.

3.	Any final court order or judgment requiring the removal from any land adjoining the land of any encroachment, other than fences, landscaping or driveways, excepted in Schedule B.

4.	Any final court order or judgment denying the right to maintain any existing building on the land because of any violation of covenants, conditions or restrictions or building setback lines shown on a plat of subdivision recorded or filed in the public records.

Wherever in this endorsement the words “covenants, conditions or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions or limitations contained in an instrument creating a lease.

First American Title Insurance Company

Exhibit L, Page 14

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 15

As used in paragraphs l(a) and 4, the words “covenants, conditions or restrictions” shall not be deemed to refer to or include any covenants, conditions or restrictions relating to environmental protection.

This endorsement is made a part of this policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Endorsement 9.2 (Restrictions, Encroachments, Minerals

Owner’s Policy: Improved Land)

Adopted 10/17/98

Section IV-16

First American Title Insurance Company

Exhibit L, Page 15

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 16

ENDORSEMENT

Attached to Policy No. NCS-238230-DC72

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the insured by reason of the land being taxed as part of a larger parcel of land or failing to constitute a separate tax parcel for real estate tax purposes.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of the endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

ALTA Endorsement Form 18 (Single Tax Parcel) (10-22-03)

CLTA Form 129

ALTA or CLTA - Owner’s or Loan Policies

First American Title Insurance Company

Exhibit L, Page 16

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 17

ENDORSEMENT

Attached to Policy No. NCS-238230-DC72

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from Desert Inn Road (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the insured has no right to use existing curb cuts or entries along that portion of the Street abutting the land.

This endorsement is issued as part of the policy, Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

ALTA Endorsement Form 17 (Access and Entry) (10-22-03)

CLTA Form 103.11

ALTA or CLTA - Owner’s or Loan Policies

First American Title Insurance Company

Exhibit L, Page 17

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 18

ENDORSEMENT

Attached to Policy No. NCS-238230-DC72

Issued By

First American Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of the land to be the same as that delineated on the plat of a survey made by B. Chandler, L.S. for Poggemeyer Design Group on July 10, 2006, designated Job No. 04214A.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

CLTA Form 116.1 (Modified) (Revised 6-14-96)

ALTA or CLTA - Owner

First American Title Insurance Company

Exhibit L, Page 18

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 19

CONDITIONS

1. DEFINITIONS

(a) “Mortgage” means mortgage, deed of trust or other security instrument.

(b) “Public Records” means title records that give constructive notice of matters affecting the title according to the state law where the land is located.

2. LATER DEFECTS

The Exceptions in Schedule B - Section Two may be amended to show any defects, liens or encumbrances that appear for the first time in the public records or are created or attached between the Commitment Date and the date on which all of the Requirements (a) and (c) of Schedule B - Section One are met. We shall have no liability to you because of this amendment.

3. EXISTING DEFECTS

If any defects, liens or encumbrances existing at Commitment Date are not shown in Schedule B, we may amend Schedule B to show them. If we do amend Schedule B to show these defects, liens or encumbrances, we shall be liable to you according to Paragraph 4 below unless you knew of this information and did not tell us about it in writing.

4. LIMITATION OF OUR LIABILITY

Our only obligation is to issue to you the Policy referred to in this Commitment, when you have met its Requirements. If we have any liability to you for any loss you incur because of an error in this Commitment, our liability will be limited to your actual loss caused by your relying on this Commitment when you acted in good faith to:

comply with the Requirements shown in Schedule B - Section One

or

eliminate with our written consent any Exceptions shown in Schedule B - Section Two.

We shall not be liable for more than the Policy Amount shown in Schedule A of this Commitment and our liability is subject to the terms of the Policy form to be issued to you.

5. CLAIMS MUST BE BASED ON THIS COMMITMENT

Any claim, whether or not based on negligence, which you may have against us concerning the title to the land must be based on this commitment and is subject to its terms.

First American Title Insurance Company

Exhibit L, Page 19

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 20

Privacy Policy

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our parent company, The First American Corporation, we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information which you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values, a copy of which can be found on our website at www.firstam.com.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

•	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;

•	Information about your transactions with us, our affiliated companies, or others; and

•	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies, and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies, or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you, We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

First American Title Insurance Company

Exhibit L, Page 20

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 21

EXHIBIT A

LIST OF PRINTED EXCEPTIONS AND EXCLUSIONS (BY POLICY TYPE)

1. CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY - 1990

SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records. Proceedings by a public agency which may result in taxes or assessments, or notice of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.

3.	Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5.	(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy; or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or for the estate or interest insured by this policy.

4.	Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable “doing business” laws of the state in which the land is situated.

5.	Invalidity or Unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.	Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by their policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors’ rights laws.

2. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY FORM B -1970

SCHEDULE OF EXCLUSIONS FROM COVERAGE

1.	Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions of area of the land, or the effect of any violation of any such law, ordinance or governmental regulation.

2.	Rights of eminent domain or governmental rights of police power unless notice of the exercise of such rights appears in the public records at Date of Policy.

3.	Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant; (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder; (c) resulting in no loss or damage to the insured claimant; (d) attaching or created subsequent to Date of Policy; or (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

First American Title Insurance Company

Exhibit L, Page 21

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 22

3. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY FORM B - 1970

WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 2 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage by reason of the matters shown in parts one and two following:

Part One

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

4. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1970

WITH A.L.T.A. ENDORSEMENT FORM 1 COVERAGE

SCHEDULE OF EXCLUSIONS FROM COVERAGE

1.	Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions or area of the land, or the effect of any violation of any such law ordinance or governmental regulation.

2.	Rights of eminent domain or governmental rights of police power unless notice of the exercise of such rights appears in the public records at Date of Policy.

3.	Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant, (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy or acquired the insured mortgage and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder, (c) resulting in no loss or damage to the insured claimant; (d) attaching or created subsequent to Date of Policy (except to the extent insurance is afforded herein as to any statutory lien for labor or material or to the extent insurance is afforded herein as to assessments for street improvements under construction or completed at Date of Policy).

4.	Unenforceability of the lien of the insured mortgage because of failure of the insured at Date of Policy or of any subsequent owner of the indebtedness to comply with applicable ‘doing business” laws of the state in which the land is situated.

5. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1970

WITH REGIONAL EXCEPTIONS

When the American Land Title Association Lenders Policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy, the exclusions set forth in paragraph 4 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage by reason of the matters shown in parts one and two following:

Part One

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

First American Title Insurance Company

Exhibit L, Page 22

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 23

6. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992

WITH A.LT.A. ENDORSEMENT FORM 1 COVERAGE

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on me land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records, at Date of Policy;

(b) Any governmental police power not excluded by (a) above, except to me extent that a notice of me exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims, or other matters:

(a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy (except to the extent that this policy insures the priority of the lien of the insured mortgage over any statutory lien for services, labor or material or the extent insurance is afforded herein as to assessments for street improvements under construction or completed at date of policy); or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage,

4.	Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with the applicable “doing business” laws of the state in which the land is situated.

5.	Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.	Any statutory lien for services, labor or materials (or the claim of priority of any statutory lien for services, labor or materials over the lien of the insured mortgage) arising from an improvement or work related to the land which is contracted for and commenced subsequent to Date of Policy and is not financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance.

7.	Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that is based on:

(i) the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or

(ii) the subordination of the interest of the insured mortgagee as a result of the application of the doctrine of equitable subordination; or

(iii) the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

7. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992

WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 6 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations, or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

8. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY - 1992

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of

First American Title Insurance Company

Exhibit L, Page 23

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 24

any improvement now or hereafter erected on me land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy. (b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims, or other matters:

(a) created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy; or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

4.	Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that is based on:

(i) the transaction creating the estate or interest insured by this policy being deemed a fraudulent conveyance or fraudulent transfer; or

(ii) the transaction creating the estate or interest insured by this policy being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

9. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY - 1992

WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 8 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

Part One:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

10. AMERICAN LAND TITLE ASSOCIATION RESIDENTIAL

TITLE INSURANCE POLICY - 1987

EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation. This includes building and zoning ordinances and also laws and regulations concerning:

* land use	* land division

* improvements on the land	* environmental protection

This exclusion does not apply to violations or the enforcement of these matters which appear in the public records at Policy Date. This exclusion does not limit the zoning coverage described in items 12 and 13 of Covered Title Risks.

2.	The right to take the land by condemning it, unless:

* a notice of exercising the right appears in the public records on the Policy Date

* the taking happened prior to the Policy Date and is binding on you if you bought the land without knowing of the taking.

First American Title Insurance Company

Exhibit L, Page 24

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 25

3.	Title Risks:

* that are created, allowed, or agreed to by you

* that are known to you, but not to us, on the Policy Date - unless they appeared in the public records

* that result in no loss to you

* that first affect your title after the Policy Date - this does not limit the labor and material lien coverage in Item 8 of Coyered Title Risks

4.	Failure to pay value for your title.

5.	Lack of a right:

* to any land outside the area specifically described and referred to in Item 3 of Schedule A, or

* in streets, alleys, or waterways that touch your land

This exclusion does not limit the access coverage in Item 5 of Covered Title Risks.

11. EAGLE PROTECTION OWNER’S POLICY

CLTA HOMEOWNER’S POLICY OF TITLE INSURANCE - 1998

ALTA HOMEOWNER’S POLICY OF TITLE INSURANCE - 1998

Covered Risks 14 (Subdivision Law Violation). 15 (Building Permit). 16 (Zoning) and 13 (Encroachment of boundary walls or fences) are subject to Deductible Amounts and Maximum Dollar Limits of Liability

EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation, This includes ordinances, laws and regulations concerning:

a. building	b. zoning
c. land use	d. improvements on the land
e. land division	f. environmental protection

This exclusion does not apply to violations or the enforcement of these matters if notice of the violation or enforcement appears in the Public Records at the Policy Date.

This exclusion does not limit the coverage described in Covered Risk 14, 15, 16, 17 or 24.

2.	The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not apply to violations of building codes if notice of the violation appears in the Public Records at the Policy Date,

3.	The right to take the Land by condemning it, unless:

a. a notice of exercising the right appears in the Public Records at the Policy Date; or

b. the taking happened before the Policy Date and is binding on You if You bought the Land without Knowing of the taking.

4.	Risks:

a. that are created, allowed, or agreed to by You, whether or not they appear in the Public Records;

b. that are Known to You at the Policy Date, but not to Us, unless they appear in the Public Records at the Policy Date;

c. that result in no loss, to You; or

d. that first occur after the Policy Date - this does not limit the coverage described in Covered Risk 7, 8.d, 22, 23, 24 or 25.

5.	Failure to pay value for Your Title.

6.	Lack of a right:

a. to any Land outside the area specifically described and referred to in paragraph 3 of Schedule A; and

b. in streets, alleys, or waterways that touch the Land.

This exclusion does not limit the coverage described in Covered Risk 11 or 18.

12. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992 WITH A.L.T.A. ENDORSEMENT FORM 1 COVERAGE WITH EAGLE PROTECTION ADDED

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the Land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the Land; (iii) a separation in ownership or a change in the dimensions or area of the Land or any parcel of which the Land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the Land has been recorded in the Public Records at Date of Policy. This exclusion does not limit the coverage provided under insuring provisions 14, 15, 16 and 24 of this policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the Public Records at Date of Policy. This exclusion does not limit the coverage provided under insuring provisions 14, 15, 16 and 24 of this policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the Public Records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without Knowledge.

First American Title Insurance Company

Exhibit L, Page 25

Form No. 1068-2 ALTA Plain Language Commitment	Commitment No.: NCS-238230-DC72 Page Number: 26

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a) created, suffered, assumed or agreed to by the Insured Claimant;

(b) not known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy (this paragraph (d) does not limit the coverage provided under insuring provisions 7, 8, 16, 17,19, 20, 21, 23, 24 and 25); or

(e) resulting in loss or damage which would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of the Insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable doing business laws of the state in which the Land is situated.

5.	Invalidity or unenforceability of the lien of the Insured Mortgage, or claim thereof, which arises out of the transaction evidenced by the Insured Mortgage and is based upon:

(a) usury, except as provided under insuring provision 10 of this policy; or

(b) any consumer credit protection or truth in lending law.

6.	Taxes or assessments of any taxing or assessment authority which become a lien on the Land subsequent to Date of Policy.

7.	Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors rights laws, that is based on:

(a) the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or

(b) the subordination of the interest of the insured mortgagee as a result of the application of the doctrine of equitable subordination; or

(c) the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:

(i) to timely record the instrument of transfer; or

(ii) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

8.	Any claim of invalidity, unenforceability or lack of priority of the lien of the Insured Mortgage as to advances or modifications made after the Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This exclusion does not limit the coverage provided under insuring provision 7.

9.	Lack of priority of the lien of the Insured Mortgage as to each and every advance made after Date of Policy, and all interest charged thereon, over liens, encumbrances and other matters affecting title, the existence of which are Known to the Insured at:

(a) The time of the advance; or

(b) The time a modification is made to the terms of the Insured Mortgage which changes the rate of interest charged, if the rate of interest is greater as a result of the modification than it would have been before the modification.

This exclusion does not limit the coverage provided under insuring provision 7.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Environmental protection liens provided for by the following existing statutes, which liens will have priority over the lien of the Insured Mortgage when they arise: NONE.

13. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992

WITH EAGLE PROTECTION ADDED

WITH REGIONAL EXCEPTIONS

When the American Land Title Association loan policy with EAGLE Protection Added is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 12 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

Part One:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

Part Two:

1.	Environmental protection liens provided for by the following existing statutes, which liens will have priority over the lien of the Insured Mortgage when they arise: NONE

First American Title Insurance Company

Exhibit L, Page 26

Schedule 2.2(d)

Leases

1. Site License Agreement, dated as of May, 2002, by and between Residence Inn By Marriott, Inc., as hotel manager for Marriott Residence Inn II Limited Partnership, d/b/a Residence Inn Las Vegas Convention Center, as Licensor, and Pacific Bell Wireless, LLC, d/b/a Cingular Wireless, as licensee.

2. [Cell On Wheels Agreement, undated, between Residence Inn By Marriott, Inc., as operator for AHM Res II Limited Partnership, d/b/a Residence Inn Las Vegas Convention Center, as Licensor, and Southwestco Wireless LP, d/b/a Verizon Wireless, as Licensee.] [COPY OF THIS LEASE THAT HAS BEEN PROVIDED TO PURCHASER IS UNDATED AND UNSIGNED. PLEASE PROVIDE EXECUTED COPY OR CONFIRM THAT THIS LEASE WAS NOT EXECUTED AND SHOULD BE DELETED FROM THIS SCHEDULE]

Schedule 2.2(d), Page 1

Schedule 2.2(f)

Warranties

Schedule 2.2(f), Page 1

Schedule 2.2(i)

Marks

Schedule 2.2(i), Page 1

Schedule 6.1(d)

FF&E (leases and encumbrances)

Schedule 6.1(d), Page 1

Schedule 6.1(e)

Contracts

Schedule 6.1(e), Page 1

Schedule 6.1(g)

Notices of Violation

Schedule 6.1(g), Page 1

Schedule 6.1(o)

Litigation

Schedule 6.1(o), Page 1

Schedule 6.1(t)

Permits

Schedule 6.1(t), Page 1